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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/x/	Preliminary Proxy Statement
/ /	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Under Rule 14a-12
WJ Communications, Inc. (Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

WJ COMMUNICATIONS, INC.
401 River Oaks Parkway
San Jose, California 95134

Dear Stockholder:

        You are cordially invited to attend the 2003 Annual Meeting of Stockholders (the "Meeting") of WJ Communications, Inc., a Delaware corporation (the "Company"). The Meeting will be held Tuesday, July 15, 2003 at 9:00 a.m., local time, at the Sheraton Hotel, located at 1801 Barber Lane, Milpitas, California 95035.

        The Notice of the Meeting and the Proxy Statement on the following pages cover the formal business of the Meeting, which includes the election of Directors, a proposal to amend the Certificate of Incorporation to effect a reverse stock split, a proposal to approve an amendment and restatement to our 2000 Non-Employee Director Stock Compensation Plan, a proposal to amend our 2000 Stock Incentive Plan to add stock option grant limitations, and a proposal to ratify the appointment of the Company's independent certified public accountants. We will report on the progress of the Company and comment on matters of current interest.

        Your vote is important. Whether or not you are able to attend, it is important that your shares be represented at the Meeting. We ask that you promptly sign, date and return the enclosed proxy card in the envelope provided, even if you plan to attend the Meeting. Returning your proxy card will not prevent you from voting in person at the Meeting if you are present and choose to do so.

        Thank you for your cooperation.

Cordially,

Michael R. Farese Ph.D. President and Chief Executive Officer

WJ COMMUNICATIONS, INC.
401 River Oaks Parkway
San Jose, California 95134

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 15, 2003

        The 2003 Annual Meeting of Stockholders (the "Meeting") of WJ Communications, Inc., a Delaware corporation (the "Company"), will be held beginning at 9:00 a.m., local time, on Tuesday, July 15, 2003 at the Sheraton Hotel, located at 1801 Barber Lane, Milpitas, California 95035, for the following purposes:

  1.
  To elect nine directors to serve on the Company's board of directors;

  2.
  To approve an amendment to the Company's Certificate of Incorporation to effect a reverse stock split at a ratio ranging from one-for-two to one-for-ten;

  3.
  To approve an amendment and restatement of the Company's 2000 Non-Employee Director Stock Compensation Plan;

  4.
  To approve an amendment to the Company's 2000 Stock Incentive Plan to add stock option grant limitations;

  5.
  To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal year 2003; and

  6.
  To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

        Your attention is directed to the Proxy Statement accompanying this Notice for a more complete description of the matters to be acted upon at the Meeting. The 2002 Annual Report of the Company is also enclosed. May 23, 2003 has been fixed as the record date for stockholders entitled to vote at the Meeting, and only holders of record of the Company's common stock at the close of business on that day will be entitled to receive notice of, and to vote at, the Meeting. Each outstanding share of common stock is entitled to one vote on all matters to be voted on at the Meeting.

        All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend, please sign and return the enclosed proxy promptly in the envelope provided to assure the presence of a quorum. You may revoke your proxy and vote in person at the Meeting, if you desire.

        If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. Please note, however, that if your shares are held of record by a broker, bank or other nominee, you may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

        Please note that attendance at the Meeting will be limited to stockholders of the Company as of the record date (or their duly authorized representatives). If your shares are held by a bank or broker, please bring to the Meeting your bank or brokerage statement evidencing your beneficial ownership of the Company stock.

BY ORDER OF THE BOARD OF DIRECTORS

Rainer N. Growitz Secretary

San Jose, California
[                        ]

WJ COMMUNICATIONS, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
July 15, 2003

VOTING INFORMATION

        This Proxy Statement is first being mailed on or about [                        ] to all of the holders of shares of the common stock ("Common Stock") of WJ Communications, Inc., a Delaware corporation ("WJ Communications" or the "Company"), in connection with the solicitation by the board of directors (the "Board of Directors" or the "Board") of the Company of proxies in the enclosed form to be used at the Annual Meeting of Stockholders to be held on Tuesday, July 15, 2003 beginning at 9:00 a.m. at the Sheraton Hotel, located at 1801 Barber Lane, Milpitas, California 95035, and at any adjournment or postponement thereof (the "Meeting"), pursuant to the accompanying Notice of Annual Meeting.

        Only holders of record of Common Stock at the close of business on May 23, 2003 (the "Record Date") will be entitled to receive notice of, and to vote at, the Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote at the Meeting 56,139,183 shares of Common Stock. Each share of Common Stock outstanding on such date entitles the Stockholder of record to one vote on all matters submitted at the Meeting.

        Shares of Common Stock, represented by a properly executed proxy, will be voted as indicated on the proxy. The form of proxy accompanying this Proxy Statement and the persons named therein as proxies have been approved by the Board of Directors. Any proxy given pursuant to this solicitation is revocable at any time prior to the voting at the Meeting by (1) delivering written notice to the Secretary of the Company, (2) submitting a subsequently dated proxy, or (3) attending the Meeting, withdrawing the proxy, and voting in person.

        It is proposed that, at the Meeting, action will be taken on the matters set forth in the accompanying Notice of Annual Meeting and described in this Proxy Statement. The Board of Directors knows of no other matters that may properly be presented for action at the Meeting. If any other matters do properly come before the Meeting, the persons named on the enclosed proxy will have discretionary authority to vote thereon in accordance with their best judgment.

        The presence in person or by proxy of a majority of the shares entitled to vote will constitute a quorum for the transaction of business at the Meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining the presence of a quorum.

        The expense of soliciting proxies, including the cost of preparing, assembling and mailing the material submitted herewith, will be paid for by the Company. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone, mail or other means, for which no compensation will be paid other than their regular salary or other usual compensation. Arrangements also will be made as appropriate with banks and brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock held of record by such persons, and the Company will, upon request, reimburse said persons for their reasonable expenses in so doing.

PROPOSAL 1

ELECTION OF DIRECTORS

        Nine directors are currently standing for election or re-election to WJ Communications, Inc. Board of Directors. Each director holds office after election until the next annual meeting of stockholders, or until their respective successors are elected and qualified. In the event of a vacancy or addition of members to the Board, the Company's Bylaws provide that the Board has the authority to appoint a new member to fill the position. In July 2002 the Board of Directors was expanded to ten members and Amer Husaini was appointed to fill the vacancy created by the expansion. In September 2002 Christopher B. Paisley and James R. Kroner, then members of the Board, resigned their respective positions leaving two vacancies on the Board. Robert J. Woolway was appointed to the Board of Directors on September 18, 2002 to fill the vacancy created by Mr. Paisley's departure. In May 2003 the Board passed a resolution to amend the Bylaws of the Company reducing the size of the Board to nine. Directors Fox, Hurwitz, Husaini and Woolway have decided that they will not stand for re-election at the 2003 Annual meeting of Stockholders. The nominees for the Board of Directors to serve a one-year term are set forth below. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected.

Required Vote

        Directors are elected by a plurality of the votes cast. Shares may not be voted cumulatively. Proxies cannot be voted for a greater number of persons than the number of nominees named. Shares represented by the accompanying proxy will be voted for the election of the nine nominees recommended by the Board of Directors, unless the proxy is marked in such a manner as to withhold authority to vote or as to vote for one or more alternate candidates. Votes withheld and broker non-votes are not counted toward a nominee's total. If any nominee for any reason is unable to serve or will not serve, the proxies may be voted for such substitute nominee as the proxyholder may determine. The Company is not aware of any nominee who will be unable to or for good cause will not serve as a director.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE ELECTION OF EACH OF THE NOMINEES LISTED IN THE FOLLOWING TABLE.

        Biographical information follows for each person who is nominated for election to director. The table sets forth certain information regarding these individuals (ages are as of May 1, 2003):

Nominee	Age	Position with the Company
Michael R. Farese, Ph.D.	56	President, Chief Executive Officer and Director and Nominee
W. Dexter Paine, III	42	Chairman of the Board and Nominee
Wray T. Thorn	31	Director and Nominee
Charles E. Robinson	69	Director and Nominee
J. Thomas Bentley	53	Director and Nominee
Robert N. Lowe, Jr.	45	Nominee
Bruce W. Diamond	43	Nominee
Stavro E. Prodromou, Ph.D.	58	Nominee
Dag F. Wittusen	58	Nominee

        Michael R. Farese, Ph.D. was appointed as President and Chief Executive Officer of WJ Communications in March 2002. Dr. Farese has the strategic and overall operating responsibility for building WJ Communications into a leading provider of semiconductors and IC's for the wireless and wireline communications industry. Dr. Farese has over thirty years of broad based telecommunications industry experience including an extensive background in cellular and wireless subscriber equipment. Prior to joining WJ Communications, Dr. Farese held numerous senior management positions including President & CEO, Tropian Inc., Vice President & General Manager-Global Personal Networks, Motorola, Vice President & General Manager-American Business Group, Ericsson, Vice President, Product Planning & Strategy, Nokia, Executive Director-Business Systems, IT&T and Division Manager-Networks Business Systems, AT&T. Dr. Farese received a B.S. degree in electrical engineering from Rensselaer Polytechnic Institute, a M.S. degree in electrical engineering from Princeton University and a Ph.D. in electrical engineering from Rensselaer. Dr. Farese is also a member of the Board of Directors of Communications Intelligence Corp. (NasdaqSC: CICI).

        W. Dexter Paine, III, the Chairman of the Board of Directors and a director since January 2000, is the co-founder of Fox Paine & Company and has been its President since its inception in 1997. Mr. Paine also serves as a director of Alaska Communications Systems Group Inc. (NasdaqNM: ALSK), the leading diversified facilities-based telecommunications provider in Alaska. From 1994 until founding Fox Paine, Mr. Paine served as a senior partner of Kohlberg & Company. Prior to joining Kohlberg & Company, Mr. Paine served as a general partner at Robertson Stephens & Company. Mr. Paine has a B.A. in economics from Williams College.

        Wray T. Thorn, a director since January 2000, has also been a Director of Fox Paine & Company since January 2000. Mr. Thorn also serves as a director of Alaska Communications Systems Group Inc. (NasdaqNM: ALSK). Prior to joining Fox Paine, Mr. Thorn was a principal and founding member of Dubilier & Company. Prior to joining Dubilier & Company in 1996, Mr. Thorn was an associate in the Acquisition Finance Group of Chase Securities Inc. Mr. Thorn has an A.B. in government from Harvard University.

        Charles E. Robinson, a director since January 2000, has over four decades of experience in the telecommunications industry. Since 1997, Mr. Robinson has served as Chairman and Chief Executive Officer of Alaska Communications Systems Group Inc. (NasdaqNM: ALSK). Mr. Robinson served as President and Chief Operating Officer of Pacific Telecom from 1981 until its sale in 1997 and was appointed Chairman and Chief Executive Officer of Pacific Telecom in 1989.

        J. Thomas Bentley, a director since May 2000 is a Managing Director and a founder of Alliant Partners, a leading firm for technology company mergers and acquisitions. Mr. Bentley was formerly with Berkeley International Capital Corporation, where he initiated and led the leveraged buyout business. Prior to that, Mr. Bentley worked in the leveraged buyout and investment banking business of Citicorp and, before that, he was with the World Bank and International Finance Corporation. Mr. Bentley received his B.A. from Vanderbilt University and his M.S. from M.I.T.

        Robert N. Lowe, Jr., a nominee for director, has been the Chief Operating Officer with Fox Paine & Company since December 2002. Prior to joining Fox Paine, Mr. Lowe was with Arthur Andersen for 21 years where he most recently served as Andersen's Global Managing Partner, Expansions and Alliances, responsible for developing and executing the firm's global strategic expansion plan. Mr. Lowe also served on several management and leadership teams within the Andersen organization, including the Global Leadership Team, U.S. Leadership Team, Global Markets and Solutions Team, Managing Partner of the Florida Caribbean Region, U.S. Tax Leadership Team, Southeast Region Leadership Team, CEO Advisory Council, and the CEO Selection Committee. He is a member of the University of Florida's Warrington College of Business Dean's Advisory Board, and the University of Florida's School of Accounting Steering Committee. Bob is active with several charities and was formerly Treasurer of the Diabetes Research Institute Foundation. Mr. Lowe is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. He has a masters degree and a B.S. degree in Accounting from the University of Florida.

        Bruce W. Diamond, a nominee for director, Mr. Diamond is the Chief Operating officer of Zilog Inc. Prior to joining Zilog in November 2002, he was President and Chief Operating Officer at Sipex Inc. from January 2001 through October 2002. Previously, Mr. Diamond was at Anadigics where he served as Senior Vice President Operations since October 1997. He received his B.S. in Electrical Engineering from the University of Illinois.

        Stavro E. Prodromou, Ph.D., a nominee for director, Mr. Prodromou serves as Chief Executive Officer at Alien Technology Corporation since September 2002. Previously, he was Chairman, President and CEO of Peregrine Semiconductor Corporation, a privately-held developer and manufacturer of RF integrated circuits for wireless handhelds, base stations and satellite communications, from January 1999 to August 2002. From 1997 to 1998 he served as President and CEO of Integrated Circuit Systems, a publicly-held manufacturer of high frequency mixed signal ICs. Dr. Prodromou has more than 35 years of experience in technology companies and was the founder & CEO of Poqet Computer Corporation, maker of the world's first battery powered MS-DOS palmtop computer, and Palo Alto Digital Systems, a technical services firm specializing in power-managed portable computers. He has also served as Executive VP of Fairchild Semiconductor Corp., Senior Vice President of Mattel Electronics, Division GM of Texas Instruments and Engineering and SBU Manager at General Electric. Dr. Prodromou received his B.S.E.E. from Rutgers University and his M.S. and Ph.D. from the Polytechnic Institute of New York.

        Dag F. Wittusen, a nominee for director, has over thirty years investment banking experience. He is currently Chairman and Chief Executive Officer at Aker Finans AS, located in Oslo Norway. Prior to joining Aker RGI in 1996, Mr. Wittusen was co-founder and managing partner of Orkla Finans. Mr. Wittusen previously served as Senior Vice President for Eksportfinans and on the staff at World Bank. He received a B.A. degree with Honors from Brown University and an M.P.A. from Princeton University.

Meetings and Committees of the Board of Directors

        As of the date of this proxy statement our Board has 9 directors and the following three standing committees each of which were established in May 2000: (1) the Audit Committee, (2) the Compensation Committee, and (3) the Executive Committee. The Board established a Special Committee, consisting of Amer Husaini and Robert J. Woolway, on September 20, 2002 to review a proposal from Fox Paine & Company, LLC to acquire all of the shares held by unaffiliated stockholders which was subsequently withdrawn on March 27, 2003. Following the withdrawal of the proposal, the Special Committee was dissolved on March 31, 2003. During 2002, the Board held

7 meetings and each director attended at least 75% of all Board and applicable committee meetings except as noted below:

Name of Director	Board	Audit	Compensation	Executive
Non-Employee Directors:
W. Dexter Paine, III	XC		XC	XC
Saul A. Fox (1)	X
Wray T. Thorn	X	XC	X	X
Jason B. Hurwitz (1)	X
J. Thomas Bentley	X	X
Charles E. Robinson	X		X
Amer Husaini (2)	X
Robert J. Woolway (3)	X	X
Employee Director:
Michael R. Farese, Ph.D. (4)	X			X
Former Directors:
Christopher B. Paisley (5)	XF	XF
James R. Kroner (6)	XF
Total Number of Meetings in 2002	7	5	1	3

XC = Chair        X = Member        XF = Former Member

(1)
Mr. Fox and Mr. Hurwitz attended one of seven Board meetings.

(2)
Mr. Husaini's first meeting as a member of the Board was on July 16, 2002.

(3)
Mr. Woolway's first meeting as a member of the Board and Audit Committee was on October 15, 2002.

(4)
Dr. Farese's first meeting as a member of the Board was on May 22, 2002.

(5)
Mr. Paisley's last meeting as a member of the Board and Audit Committee was on July 16, 2002.

(6)
Mr. Kroner's last meeting as a member of the Board was on May 22, 2002.

        The Audit Committee currently consists of directors Bentley, Woolway and Thorn. The functions of the Audit Committee are to:

  •
  recommend annually to the Board of Directors the appointment of the Company's independent auditors;

  •
  discuss and approve in advance the scope and the fees of the Company's annual audit and review the results thereof with the Company's independent auditors;

  •
  review and approve non-audit services of Company's independent auditors;

  •
  review compliance with the Company's existing major accounting and financial reporting policies;

  •
  review the adequacy of major accounting and financial reporting policies; and

  •
  review the Company's management's procedures and policies relating to the adequacy of the Company's internal accounting controls and compliance with applicable laws relating to accounting practices.

        Messrs. Bentley and Woolway are independent as that term is defined in Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. Mr. Thorn, however, may not be considered independent as that term is defined as a result of his affiliation with Fox Paine Capital Fund, the Company's principal stockholder. Notwithstanding that, the Board of Directors has resolved that Mr. Thorn's presence on the Audit Committee is beneficial to the Company, and has identified the following special circumstances as the basis for their determination: (a) Mr. Thorn's experience in financial matters; (b) his knowledge regarding the industry and recently traded companies; (c) a lack of conflicts which would likely detract from his independence; (d) his potential ability to share in and voice stockholder concerns that could arise; (e) his experience in serving prior to the initial public offering as a member of the Audit Committee; (f) a perceived benefit to stockholders of the Company; and (g) a determination that his membership was permitted by the Nasdaq Rules. The Company's Board of Directors has adopted a written Charter for the Audit Committee, a copy of which was previously filed with the Securities and Exchange Commission on April 27, 2001 in connection with the Company's 2001 Proxy Statement.

        The Compensation Committee currently consists of directors Paine, Robinson and Thorn. The functions of the Compensation Committee are to:

  •
  review and approve annual salaries, bonuses, and grants of stock options under the Company's stock incentive plans for all executive officers and other key members of management; and

  •
  to review and approve the terms and conditions of all employee benefit plans or changes to these plans.

        The Executive Committee currently consists of directors Farese, Paine and Thorn. The Executive Committee has the authority to exercise the powers of the Board of Directors, other than those reserved to the Audit Committee and the Compensation Committee or to the full Board of Directors, between meetings of the full Board of Directors.

DIRECTOR COMPENSATION

General

        Directors who are officers of the Company do not receive any additional compensation for their services as a director. Non-employee directors are eligible to participate in the WJ Communications, Inc. 2000 Non-Employee Director Stock Compensation Plan (the "Non-Employee Director Plan"). Effective on approval of Proposal 3 the Non-employee directors of the Company will be entitled to receive the following standard compensation pursuant to the amended and restated Non-Employee Director Plan:

  •
  Each non-employee director who joins the Board will receive an option to acquire 25,000 shares of common stock (as may be adjusted pursuant to the reverse stock split which is the subject of Proposal 2) with an exercise price equal to the fair market value of the common stock upon the commencement of his or her directorship. Any director, officer, employee, partner or other affiliate of Fox Paine and/or its controlled affiliates who becomes a member of the Board shall not be eligible for the initial option award;

  •
  Each non-employee director who is re-elected to the Board will receive an option to acquire 10,000 shares of common stock (as may be adjusted pursuant to the reverse stock split which is the subject of Proposal 2) with an exercise price equal to the fair market value of the common stock upon the re-election of his or her directorship;

  •
  Each non-employee director will receive an annual cash award of $15,000 for every full year in which he or she serves;

  •
  Each non-employee director that serves as chair of the audit committee will receive an annual cash award of $10,000 for every full year in which he or she serves;

  •
  Each other non-employee director that serves as a member of the audit committee will receive an annual cash award of $5,000 for every full year in which he or she serves;

  •
  Annual cash awards shall be payable quarterly in four equal installments beginning on the date on which the annual meeting of stockholders is held. In the event that a non-employee director's directorship is terminated before completion of a full service year, the annual cash award will be prorated according to the time served during such service year;

  •
  Each non-employee director will receive $1,000 in cash for each Board or Committee meeting attended except if there are multiple meetings on the same day in which case the maximum payment will be $1,000;

  •
  Each non-employee director shall be reimbursed for reasonable, out-of-pocket expenses incurred in attending meetings of the Board or any committee thereof.

Option Vesting

        Options to purchase shares of Common Stock issued pursuant to the Non-Employee Director Plan will vest and become exercisable in cumulative annual installments of 25% on each of the first, second, third and fourth anniversaries of the date of the grant of the option, unless a change in control (as defined in the Non-Employee Director Plan) occurs, whereby all options vest and become immediately exercisable in exchange for the per share consideration to be received in the change in control by holders of Common Stock, or the cash equivalent of the same, at the discretion of the Board of Directors or any committee thereof to which the Board delegates administration of the Non-Employee Director Plan (the "Plan Administrator").

Deferral

        Each non-employee director may elect to defer receipt of all or a portion of the cash otherwise payable. In the event such an election is made, the electing non-employee director will receive his or her cash in one or a series of distributions to commence as soon as practicable following the date of termination of his or her directorship. In the event a change in control occurs, all deferred cash is distributed to the electing non-employee director.

PROPOSAL 2

APPROVAL OF AMENDMENT TO CERTIFICATE
OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT
AT A RATIO RANGING FROM ONE-FOR-TWO TO ONE-FOR-TEN

Overview

        Our Board of Directors (the "Board") has unanimously adopted a resolution seeking stockholder approval to amend our Certificate of Incorporation to effect a reverse stock split of our common stock. The primary reason our Board believes that a reverse stock split may be desirable is that it may help our common stock maintain its listing on the Nasdaq National Market. If the reverse stock split is approved by our stockholders, our Board may subsequently effect, in its sole discretion, the reverse stock split based upon a ratio of one-for two, one-for-three, one-for-four, one-for-five, one-for-six, one-for-seven, one-for-eight, one-for nine or one-for-ten.

        Approval of this proposal by our stockholders would give our Board authority to implement the reverse stock split at any time prior to the date of our next annual meeting of stockholders in 2004. In addition, notwithstanding approval of this proposal by the stockholders, our Board may, in its sole discretion, determine not to effect, and abandon, the reverse stock split without further action by our stockholders. Our Board believes that stockholder approval of an amendment granting it this discretion, rather than approval of a specified exchange ratio, provides our Board with maximum flexibility to react to then-current market conditions and, therefore, is in the best interest of WJ Communications and the stockholders.

        If our Board elects to effect a reverse stock split following stockholder approval, the number of issued and outstanding shares of common stock would be reduced in accordance with an exchange ratio determined by our Board within the limits set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our outstanding common stock immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split. The par value of our common stock would remain unchanged at $0.01 per share. The amendment would not change the number of authorized shares of our common stock. The text of the form of Certificate of Amendment is set forth in Appendix A to this proxy statement.

NASDAQ National Market Requirements

        Our common stock currently trades on the Nasdaq National Market under the symbol "WJCI." There are several maintenance criteria that we must substantially meet in order for our common stock to continue to be listed on the Nasdaq National Market. These maintenance standards include, among other things:

  •
  Stockholders' equity of at least $10 million;

  •
  Market value of publicly held shares of at least $5 million;

  •
  750,000 publicly held shares;

  •
  Minimum bid price per share $1.00; and

  •
  400 round lot (100 shares or more) stockholders.

        Nasdaq may, under certain circumstances, require the closing bid price to equal or to exceed the $1.00 minimum bid price requirement for more than ten (10) consecutive trading days before determining that a company complies in order to ensure that the company can sustain long-term compliance. In determining whether to look beyond the ten (10) days, Nasdaq will consider, but is not limited to, the following factors:

  •
  The margin of compliance (the amount by which the stock price is above the $1.00 minimum standard);

  •
  The trading volume (a lack of trading volume may indicate a lack of bona fide market interest in the security at the posted bid price);

  •
  The market maker mix (e.g., if only one of the market makers is quoting at or above the minimum bid price and the quote is only for 100 shares, then added security may be appropriate); and

  •
  The trend of the stock price.

        Recently, the per share price of our common stock has traded below the $1.00 per share minimum bid price required to maintain its listing on the Nasdaq National Market. On May 6, 2003 we received a letter from Nasdaq notifying us that the bid price of our common stock did not meet the $1.00 minimum bid price and that we would be given a one hundred and eighty (180) day grace period to regain compliance or face delisting. Nasdaq subsequently notified us on May 30, 2003 that we regained compliance since the closing bid price of our common stock was $1.00 per share or higher for at least ten consecutive trading days during the grace period. Prior to the May 6, 2003 letter, we received a similar letter from Nasdaq on August 16, 2002 notifying us that the bid price of our common stock did not meet the minimum bid price. Following receipt of the August 16, 2002 letter, we were also able to regain compliance within the applicable grace period. Although we have been able to regain compliance in the past, because of the volatility in our common stock price, there can be no assurance that we will be able to maintain compliance in the future. Accordingly, even if our minimum bid price remains in compliance, the Board may determine in its discretion that a reverse stock split is in the best interests of WJ Communications and the stockholders in order to bring our stock price to a level that may better ensure long-term compliance and for the other reasons discussed in this Proposal 2. Nasdaq views reverse stock splits as an acceptable method for companies to regain or maintain compliance with the $1.00 minimum bid price requirement.

        If we implement a reverse stock split but are unable to maintain our stock price above the $1.00 threshold for any required minimum period, we would likely request Nasdaq to permit us to transfer the listing of our common stock from the Nasdaq National Market to the Nasdaq SmallCap Market. Although the Nasdaq SmallCap Market has the same $1.00 per share minimum bid price requirement as the Nasdaq National Market, it allows for an additional 180 day grace period. If we are unable to maintain a listing on either the Nasdaq National Market or the Nasdaq SmallCap Market, we would expect that our common stock would trade on the NASD's over-the-counter Bulletin Board or on the "pink sheets," which are considered to be less efficient and less broad based than the Nasdaq National Market or the Nasdaq SmallCap Market. If this occurs it could be more difficult for investors to sell our securities, which could, among other things, adversely affect the liquidity and the price of our common stock, increase the volatility of our stock price and have a long-term adverse impact on our ability to raise future capital through the issuance of our common stock.

        Further, if our common stock is no longer traded on a nationally recognized stock exchange or inter-dealer quotation system (such as the Nasdaq National Market) and the trading price were to remain below $5.00 per share, trading in our common stock would be subject to the requirements of Rule 15g-9 promulgated under the Exchange Act (the "penny stock rules"), which require additional disclosures by broker-dealers in connection with any trades involving a stock defined as a "penny stock." Generally, a "penny stock" is defined as any equity security that (i) is not traded on any nationally recognized stock exchange or inter-dealer quotation system and (ii) has a market price of less than $5.00 per share, subject to certain exceptions. The additional burdens imposed upon broker-dealers by these requirements could discourage broker-dealers from facilitating trades in our common stock, which could severely limit the market liquidity of the stock and the ability of investors to trade our common stock.

Position of Our Board

        Our Board currently believes that:

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  Delisting from the Nasdaq National Market could adversely affect, among other things, (i) the liquidity and marketability of shares of our common stock, (ii) the trading price of our common stock, (iii) our eligibility for certain exemptions from applicable state corporation laws and the various state securities or "blue sky" laws, which would, among other things, make it more difficult and expensive for us to raise capital through issuance of securities, and (iv) our relationship with our vendors and customers;

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  It is in the best interests of our stockholders and WJ Communications for our Board to have the authority to effect a reverse stock split in order to elevate our share price;

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  If our common stock maintains a higher price after a reverse stock split, the higher price may facilitate our ability to continue to satisfy the listing requirements of the Nasdaq National Market;

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  If our common stock maintains a higher price after a reverse stock split, the higher price may meet investing guidelines for certain institutional investors and investment funds and continued inclusion in certain key stock market indices;

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  If our common stock maintains a higher price with a reverse stock split, our stockholders will benefit from relatively lower trading costs for a higher priced stock because brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks;

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  The combination of a continued Nasdaq National Market listing, lower transaction costs, and increased interest from institutional investors and investment funds could ultimately improve the trading liquidity of our common stock; and

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  Stockholder approval of several potential exchange ratios (rather than a single exchange ratio) will provide the Board with more flexibility in seeking to achieve the desired results of the reverse stock split.

Board Discretion to Implement Reverse Stock Split

        If our stockholders approve this proposal, the reverse stock split will be effected, if at all, only upon a determination by our Board that the reverse stock split is in the best interests of the stockholders and WJ Communications at that time. In connection with any determination to effect a reverse stock split, our Board will set the timing for such a split and select the specific ratio from among the ratios set forth herein. No further action on the part of our stockholders will be required to either implement or abandon the reverse stock split. Our Board's decision to implement the proposed reverse stock split and select a ratio, or alternatively not to effectuate a reverse stock split, will be based on factors which may include, but not be limited to:

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  our listing status on the Nasdaq National Market,

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  the existing trading price of our common stock,

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  the number of record holders after the reverse stock split,

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  the number of round lot stockholders after the reverse stock split,

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  the existing and expected marketability and liquidity of our common stock,

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  overall trends in the stock market and the economy,

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  our business developments, and

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  our actual and projected financial performance.

        If our Board does not implement the reverse stock split prior to the date of our next annual meeting of stockholders in 2004, the authority granted in this proposal to implement the reverse stock split on these terms will terminate. Our Board reserves its right to elect not to proceed, and to abandon, the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of our stockholders and WJ Communications. No further action by our stockholders will be required in order for our Board to abandon the reverse stock split.

Impact of Reverse Stock Split on Exchange Act Registration and Nasdaq Listing

        Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As a result, we are subject to the periodic reporting and other requirements of the Exchange Act.

        Our Board does not intend for the reverse stock split to be the first step in a series of plans or proposals of a "going private" transaction within the meaning of Rule 13e-3 of the Exchange Act, and if our Board decides to implement a reverse stock split, it plans to select a ratio that is not reasonably likely to have the effect of causing our common stock to be held of record by less than 300 persons or less than 400 round lot stockholders. According to the records of our transfer agent, as of April, 2003, a stock split at the maximum ratio of one-for-ten would reduce our number of record holders from 341 to 307 and our number of round lot beneficial owners from 2024 to 789, assuming fractional shares are cashed out. The proposed reverse stock split, if implemented by our Board, is not expected to effect the registration of our common stock under the Exchange Act.

        On April 2, 2003 we announced that our Board had authorized the repurchase up to $2,000,000 of our common stock. As of June 1, 2003 we have purchased approximately 306,000 shares under this repurchase program. We do not currently expect that the repurchase program either alone or in combination with the reverse stock split will result in a "going private" transaction.

        Notwithstanding the fact that we currently do not expect the reverse stock split or the repurchase program either individually or in combination to result in a "going private" transaction under Rule 13e-3, we cannot assure you that neither we nor any of our affiliates will not take steps in the future that will result in a "going private" transaction under Rule 13e-3. This, however, is not the purpose for which we are affecting the reverse stock split or the repurchase program.

        Additionally, it should be noted that Fox Paine & Company, LLC on September 18, 2002, made a proposal to acquire all of the shares held by unaffiliated stockholders, which was subsequently withdrawn on March 27, 2003. We can make no assurance, however, that Fox Paine & Company, LLC will not at some point in the future make another proposal regarding us and, if so, what the terms and outcome of such proposal might be. If Fox Paine & Company, LLC were in the future to make a proposal involving the Company then, depending on the terms of such proposal, the resulting transaction could be a "Rule 13e-3 transaction" as defined in Rule 13e-3 of the Exchange Act. The repurchase program and the proposed reverse stock split are not, however, being conducted as part of any potential transaction with Fox Paine & Company, LLC.

        After the reverse stock split, assuming our compliance with the other Nasdaq National Market listing requirements, we would expect our common stock would continue to be listed on the Nasdaq National Market under the symbol "WJCI" although under the current Nasdaq rules the letter "D" would be added to the end of our trading symbol for a period of twenty (20) trading days to indicate that a reverse stock split has been implemented.

Risks Associated with the Reverse Stock Split

        Although our Board currently believes that a reverse stock split is in the best interests of our stockholders and WJ Communications there are certain risks or disadvantages associated with implementing a reverse stock split which our Board considered and which our stockholders should be aware of. The principal potential risks include, but are not limited to the following:

  There can be no assurance that even if we satisfy the $1.00 per share minimum bid price after the proposed split we would be able to continue to meet the continued listing requirements for inclusion on the Nasdaq National Market.

        If, after implementation of a reverse stock split, the bid price of our common stock does not continue to meet or exceed $1.00 for at least thirty (30) consecutive trading days, we would be subject to de-listing from the Nasdaq National Market. In addition, we will need to maintain compliance with all continued listing requirements of the Nasdaq National Market (other than the $1.00 minimum bid price requirement), in order to continue our listing on the Nasdaq National Market. These continued listing requirements require, among other things, that we maintain stockholders' equity of at least $10 million, a public float of at least $5 million and at least 400 round lot (100 or more shares) stockholders. The reverse stock split will likely reduce our number of round lot stockholders. Although we are currently in compliance with the Nasdaq National Market requirements other than the minimum bid price, we cannot assure you that we will be able to continue to maintain compliance of the listing requirements.

  There can be no assurance that the total market capitalization of our common stock (the aggregate value of all our common stock at the then market price) after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of our common stock following the reverse stock split will either equal or exceed the current per share market price.

        There can be no assurance that the market price per new share of our common stock after the reverse stock split will remain unchanged or increase in proportion to the reduction in the number of old shares of our common stock outstanding before the reverse stock split. For example, based on the last reported bid price of our common stock on May 14, 2003 of $1.05 per share, if our Board decides to implement the reverse stock split and selects a reverse stock split ratio of one-for-ten, there can be no assurance that the post-split market price of our common stock would be $10.50 per share or greater. In fact, because some investors may view the reverse stock split negatively, there can be no assurance that the reverse stock split will not adversely impact the market price of the common stock. Accordingly, the total market capitalization of our common stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of our common stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split.

  If the reverse stock split is effected, the resulting per-share stock price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve or may be adversely impacted.

        While our Board believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

  A decline in the market price of our common stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of our common stock could be adversely affected following such a reverse stock split.

        If the reverse stock split is effected and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of our common stock will, however, also be based on our performance and other factors, which are unrelated to the number of shares outstanding. In addition, our stock has been thinly traded recently and the liquidity of our common stock could be affected further by the reduced number of shares that would be outstanding after the reverse stock split.

        In addition, the reverse stock split will likely increase the number of stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots typically may experience an increase in the cost of selling their shares, and may have greater difficulty effecting sales.

Principal Effects of the Proposed Reverse Stock Split

In General

        If approved and effected, the reverse stock split will be realized simultaneously for all of our common stock and the ratio will be the same for all of our common stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in us, except to the extent that the reverse stock split would otherwise result in any of our stockholders owning a fractional share. As described below, stockholders otherwise entitled to fractional shares as a result of the reverse stock split will be entitled to cash payments in lieu of such fractional shares. Such cash payments will reduce the number of post-reverse stock split stockholders to the extent there are stockholders presently who would otherwise receive less than one share of our common stock after the reverse stock split. In addition, the reverse stock split will not affect any stockholder's percentage ownership or proportionate voting power (subject to the treatment of fractional shares). However, because the number of authorized shares of our common stock will not be reduced, the reverse stock split will increase the total number of shares of common stock that the Board may issue of authorized and unissued shares in certain cases without further stockholder action unless stockholder approval is otherwise required under our organizational documents, NASDAQ rules or Delaware General Corporation Law.

        The principal effects of the reverse stock split will be that:

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  The number of shares of our common stock issued and outstanding will be reduced from approximately 56.0 million shares as of March 31, 2003 to a range of approximately 28.0 million to 5.6 million shares, depending on the reverse stock split ratio determined by our Board;

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  Based on the reverse stock split ratio selected by our Board, proportionate adjustments will be made to the per-share exercise price and the number of shares issuable upon the exercise of all outstanding options entitling the holders to purchase shares of our common stock, which will result in approximately the same aggregate price being required to be paid for such options upon exercise immediately preceding the reverse stock split; and

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  The number of shares reserved for issuance under our existing 2000 Stock Incentive Plan, 2000 Non-Employee Director Stock Compensation Plan, 2001 Employee Stock Incentive Plan and 2001 Employee Stock Purchase Plan (collectively the "Plans") will be reduced proportionately based on the reverse stock split ratio selected by our Board.

        The following table reflects the impact of each proposed stock split ratio as of June 1, 2003 on (i) the number of authorized shares of common stock, (ii) the number of shares of common stock issued and outstanding, (iii) the number of shares of common stock reserved for potential issuance under the Plans and (iv) the number of shares of common stock available for issuance, without accounting for fractional shares which will be cancelled and paid for in cash.

Proposed Reverse Stock Split Ratio	Common Stock Authorized	Common Stock Outstanding	Common Stock Reserved	Common Stock Available for Issuance
No Split	100,000,000	56,073,349	5,920,740	38,005,911
One-for-two	100,000,000	28,036,675	2,960,370	69,002,955
One-for-three	100,000,000	18,691,116	1,973,580	79,335,304
One-for-four	100,000,000	14,018,337	1,480,185	84,501,478
One-for-five	100,000,000	11,214,669	1,184,148	87,601,183
One-for-six	100,000,000	9,345,558	986,790	89,667,652
One-for-seven	100,000,000	8,010,478	845,820	91,143,702
One-for-eight	100,000,000	7,009,168	740,092	92,250,740
One-for-nine	100,000,000	6,230,372	657,860	93,111,768
One-for-ten	100,000,000	5,607,334	592,074	93,800,592

On Our Fractional Stockholders

        After the consummation of a reverse stock split, you will not receive fractional shares as a result of the reverse stock split. Instead, our transfer agent, ChaseMellon Shareholder Services, L.L.C., will aggregate all fractional shares and sell them as soon as practicable after the effective date at the then prevailing prices on the open market, on behalf of those stockholders who would otherwise be entitled to receive fractional shares. We expect that our transfer agent will conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of common stock. After the completion of such sale, you will receive a cash payment by check from our transfer agent in an amount equal to your pro rata share of the total net proceeds of that sale. No transaction costs will be assessed on this sale; however, the proceeds will be subject to federal income tax (and may be subject to state or local income taxes). In addition, you will not be entitled to receive interest for the period of time between the effective date of the reverse stock split and the date you receive your payment for the cashed-out fractional shares. The payment amount will be paid to the holder in accordance with the procedures outlined below.

        After the reverse stock split, you will have no further interest in us with respect to your cashed-out fractional shares. A person otherwise entitled to a fractional interest will not have any voting, dividend or other rights except to receive payment as described above. Since fractional shares will be cashed out rather than rounded up to a whole number our treatment of fractional shares will not prevent the number of stockholders from decreasing if the stockholder would otherwise own less than one whole share after the reverse split.

        You should be aware that, under the escheat laws of the various jurisdictions where you reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

On Our Stock Option Holders

        If you are a stock option holder, the number of shares reserved for issuance under our existing Plans will be reduced proportionately based on the reverse stock split ratio selected by our Board and any fractional shares will be adjusted in accordance with the respective provision of the Plans. In addition, the number of shares issuable upon the exercise of such outstanding options and the exercise price for such outstanding options will be proportionally adjusted based on the reverse stock split ratio selected by our Board.

On Our Registered and Beneficial Stockholders

        Upon the commencement of a reverse stock split, we intend to treat stockholders holding our common stock in "street name", through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in "street name". However, such banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold your shares with such a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

On Our Registered Certificated Shares

        Some of our registered stockholders hold all or a portion of their shares in certificate form. If any of your shares are held in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-reverse stock split shares to the transfer agent. Upon receipt of your stock certificate and the properly completed and executed letter of transmittal, you will be issued a certificate for the appropriate number of shares. Each certificate representing shares of common stock issued in connection with the reverse stock split will continue to bear any applicable legends restricting the transfer of such shares that were borne by the surrendered certificates representing the pre-reverse stock split shares.

        If you are entitled to a payment in lieu of any fractional share interest, such payment will be made as described in the section above under "On Our Fractional Stockholders."

        STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Our Authorized Shares will Remain the Same which will Significantly Increase the Number of Unissued Shares

        The reverse stock split would affect all issued and outstanding shares of our common stock and outstanding rights to acquire our common stock. Upon the effectiveness of the reverse stock split, the number of authorized shares of our common stock that are not issued or outstanding would increase due to the reduction in the number of shares of our common stock issued and outstanding based on the reverse stock split ratio selected by our Board. We will continue to have 100,000,000 authorized shares of common stock and 10,000,000 authorized shares of preferred stock. Since the number of authorized shares of common stock will not be reduced, this will significantly increase the number of unissued shares our Board will be authorized to issue. The issuance in the future of such additional authorized shares may have the effect of diluting earnings per share and book value per share, as well as the stock ownership and voting rights of our currently outstanding shares of common stock. In addition, the trading price of our common stock may decline in the future as a result of the issuance of such additional authorized shares. Except as described in Proposal 3 related to our amended and restated Non-Employee Director Stock Compensation Plan, our Board does not currently have any plans, proposals or arrangements contemplated that would involve the issuance of the increased authorized shares.

Impact on Accounting

        The reverse stock split will not affect the par value of our common stock. As a result, as of the effective time of the reverse stock split, the stated capital attributable to our common stock on our balance sheet (which is based on the par value) will be reduced proportionately based on the reverse stock split ratio selected by our Board of Directors, and the additional paid-in capital account will be increased with the amount by which the stated capital is reduced. The per-share net loss and net book value of our common stock will be restated because there will be fewer shares of common stock outstanding.

Potential Anti-Takeover Effect

        The increased proportion of unissued authorized shares to issued shares that would result from a reverse stock split could, under certain circumstances, be considered to have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the combination of us with another company). Since Fox Paine & Company, LLC is the indirect beneficial owner of approximately 66% of our outstanding common stock, our Board does not believe that the potential anti-takeover effect of a reverse stock split is significant. The reverse stock split proposal is not being proposed in response to any effort to accumulate shares of our common stock or obtain control of us, nor is it part of a plan by management to recommend to the Board and stockholders a series of amendments to our Certificate of Incorporation. Other than the reverse stock split proposal, the Board does not currently contemplate recommending the adoption of any other amendments to our Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of us.

        It should be noted, however, that Fox Paine & Company, LLC on September 18, 2002, made a proposal to acquire all of the shares held by unaffiliated stockholders, which was subsequently withdrawn on March 27, 2003. We can make no assurance that Fox Paine & Company, LLC will not at some point in the future make another proposal regarding us and, if so, what the terms and outcome of such proposal might be.

Procedure for Effecting Reverse Stock Split

        If the stockholders approve the proposal to authorize the reverse stock split and the Board decides to implement the reverse stock split at any time prior to the date of our next annual meeting of stockholders in 2004, we will promptly file a Certificate of Amendment with the Secretary of State of the State of Delaware to amend our existing Certificate of Incorporation. The reverse stock split will become effective on the date of filing the Certificate of Amendment, which is referred to as the "effective date". Beginning on the effective date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares without any action on the part of our stockholders and without regard to the date on which certificates representing pre-reverse stock split shares are physically surrendered for new certificates. The text of the form of Certificate of Amendment is set forth in Appendix A to this proxy statement. The text of the form of Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as our Board deems necessary and advisable to effect the reverse stock split, including the applicable ratio for the reverse stock split.

No Dissenters' Rights

        Under the General Corporation Law of the State of Delaware, our stockholders are not entitled to dissenters' rights of appraisal with respect to the reverse stock split, and we will not independently provide stockholders with any such rights.

Federal Income Tax Consequences of the Reverse Stock Split

        The following is a summary of certain material United States federal income tax consequences of the reverse stock split to a United States holder of our common stock. It does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-reverse stock split shares were, and the post-reverse stock split shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (i. e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the reverse stock split. As used herein, the term United States holder means a stockholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any State of the United States or the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust. This discussion only applies to you if you are a United States holder of our common stock.

        Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a stockholder upon such stockholder's exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split will be the same as the stockholder's aggregate tax basis in the pre-reverse stock split shares exchanged therefore, except that, as described below, if cash is received in lieu of fractional shares, the stockholder's aggregate tax basis will be reduced by the amount attributable to the fractional shares. In general, stockholders who receive cash in exchange for their fractional share interests in the post-reverse stock split shares as a result of the reverse stock split will recognize a gain or loss based on their adjusted basis in the fractional share interests redeemed. The stockholder's holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

        The receipt of cash instead of a fractional share of our common stock by a United States holder of our common stock will result in a taxable gain or loss to such holder for federal income tax purposes based upon the difference between the amount of cash received by such holder and the adjusted tax basis in the fractional shares as set forth above. The gain or loss will constitute a capital gain or loss and will constitute long-term capital gain or loss if the holder's holding period is greater than one (1) year as of the effective date. If you receive cash in lieu of a fractional share of our common stock, your aggregate tax basis in the post-reverse stock split shares will be reduced by the basis attributable to such fractional shares.

        Our view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

Required Vote

        The affirmative vote of the holders of a majority of the shares of our outstanding common stock present in person or represented by proxy and entitled to vote at the meeting is necessary for approval of the amendment to Certificate of Incorporation to effect a reverse stock split at a ratio ranging from one-for-two to one-for-ten. On this matter, abstentions are treated as being entitled to vote and broker non-votes are treated as not being entitled to vote at the meeting.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AT A RATIO RANGING FROM ONE-FOR-TWO TO ONE-FOR-TEN.

PROPOSAL 3

APPROVAL OF OUR AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN.

        Our Board of Directors proposes that that stockholders approve the amended and restated Non-Employee Director Stock Compensation Plan, as described below.

        On August 22, 2000, we adopted the 2000 Non-Employee Director Stock Compensation Plan (the "Non-Employee Director Plan"). The purpose of the Non-Employee Director Plan is to promote a greater identity of interests between our non-employee directors and our stockholders and to attract and retain individuals to serve as our directors.

        Currently, the number of shares of common stock authorized for issuance under the Non-Employee Director Plan is 570,000 shares. However, as of May 2, 2003, only 101,337 shares remain available for issuance under the Non-Employee Director Plan.

        Our Board of Directors (the "Board") has unanimously adopted, subject to stockholder approval at the Meeting, an Amended and Restated Non-Employee Director Plan (the "Amended and Restated Non-Employee Director Plan"), a copy of which is attached hereto as Appendix B, providing for:

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  An increase in the number of shares of common stock authorized for issuance pursuant to the Non-Employee Director Plan from 570,000 to 800,000 shares stock (as may be adjusted pursuant to the reverse stock split which is the subject of Proposal 2).

        The increase is considered necessary and in our best interest to continue to promote a greater identity of interests between our non-employee directors and our stockholders and to attract and retain individuals to serve as our directors. In addition, upon review of comparable company data and in light of the added governance responsibilities for non-employee directors, the Amended and Restated Non-Employee Director Plan provides for the following restructured compensation:

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  Each non-employee director who joins the Board will receive an option to acquire 25,000 shares of common stock (as may be adjusted pursuant to the reverse stock split which is the subject of Proposal 2) with an exercise price equal to the fair market value of the common stock upon the commencement of his or her directorship. Any director, officer, employee, partner or other affiliate of Fox Paine and/or its controlled affiliates who becomes a member of the Board shall not eligible for the initial option award;

  •
  Each non-employee director who is re-elected to the Board will receive an option to acquire 10,000 shares of common stock (as may be adjusted pursuant to the reverse stock split which is the subject of Proposal 2) with an exercise price equal to the fair market value of the common stock upon the re-election of his or her directorship;

  •
  Each non-employee director will receive an annual cash award of $15,000 for every full year in which he or she serves;

  •
  Each non-employee director that serves as chair of the audit committee will receive an annual cash award of $10,000 for every full year in which he or she serves;

  •
  Each other non-employee director that serves as a member of the audit committee will receive an annual cash award of $5,000 for every full year in which he or she serves;

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  Annual cash awards shall be payable quarterly in four equal installments beginning on the date on which the annual meeting of stockholders is held. In the event that a non-employee director's directorship is terminated before completion of a full service year, the annual cash award will be prorated according to the time served during such service year;

  •
  Each non-employee director will receive $1,000 in cash for each Board or Committee meeting attended except if there are multiple meetings on the same day in which case the maximum payment will be $1,000;

  •
  Each non-employee director shall be reimbursed for reasonable, out-of-pocket expenses incurred in attending meetings of the Board or any committee thereof.

Summary of the Amended and Restated Non-Employee Director Plan

        Pursuant to the Amended and Restated Non-Employee Director Plan, we may grant options to purchase shares of common stock or cash to participants, which include our non-employee directors. Any non-employee director who becomes our employee shall not thereafter be entitled to awards of options to purchase shares of common stock or cash under the Amended and Restated Non-Employee Director Plan. The Amended and Restated Non-Employee Director Plan is administered by the Board or a committee designated by the Board for this purpose (the "Committee"). The Board or the Committee has full authority to construe and interpret the Amended and Restated Non-Employee Director Plan, to establish, amend and rescind rules and regulations relating to the Amended and Restated Non-Employee Director Plan, and to take such actions and make all such determinations in connection with the Amended and Restated Non-Employee Director Plan as it may deem necessary or desirable.

        All options granted under the Amended and Restated Non-Employee Director Plan will vest ratably over four years from the date of grant. The Board or Committee may adjust the awards under the Amended and Restated Non-Employee Director Plan if there is (i) any change in corporate capitalization, such as a stock split (including the reverse stock split which is the subject of Proposal 2); (ii) a corporate transaction, such as a merger or consolidation; (iii) a spin-off or other distribution of our stock or property; or (iii) any reorganization or any partial or complete liquidation.

        Immediately prior to, but contingent upon the closing of, a change in control, as further defined in Section 13(b) of our Amended and Restated Non-Employee Director Plan:

  •
  All outstanding, unexercised options granted under the Amended and Restated Non-Employee Director Plan shall be fully vested and at the Committee's discretion, exercisable for either:

  (1)
  the consideration to be received by our stockholders in the change in control transaction with respect to each share of common stock, net of the exercise price of such options, multiplied by the number of such options; or

  (2)
  the cash equivalent to the consideration to be received by our stockholders in the change in control transaction with respect to each share of common stock, net of the exercise price of such options, multiplied by the number of such options.

  •
  The balance of cash remaining in the Non-Employee Director's cash account as a result of his or her election to defer the receipt of any cash awards under the Amended and Restated Non-Employee Director Plan will be transferred as soon as practicable to the Non-Employee Director.

        The Board may at any time amend, alter or discontinue the Amended and Restated Non-Employee Director Plan, except that no amendment, alteration or discontinuation may impair the rights of non-employee directors relating to outstanding awards without such non-employee director's consent. No amendment will be made without the approval of our stockholders to the extent such approval is required by law or stock exchange or automated quotation system rule. The Board or Committee may amend the terms of any award granted, prospectively or retroactively, but no such amendment will be made without the consent of the holder of such award. The Board may amend the Amended and Restated Non-Employee Director Plan and the terms of any award granted thereunder to take into account changes in law and tax and accounting rules as well as other developments, and to grant awards which qualify for beneficial treatment under such rules, without stockholder approval.

        Grants and awards under the Amended and Restated Non-Employee Director Plan are nontransferable other than by will or the laws of descent and distribution, or, at the discretion of the Board or the Committee, by a written beneficiary designation.

        Unless earlier terminated by the Board, the Amended and Restated Non-Employee Director Plan shall automatically terminate on the tenth anniversary of its effective date.

Required Vote

        The affirmative vote of a majority of the shares of our common stock present and in person or represented by proxy and entitled to vote at the Meeting is necessary for approval of the Amended and Restated Non-Employee Director Plan to increase the number of shares available thereunder and to amend and restate the Non-Employee Director Plan. On this matter, abstentions are treated as being entitled to vote and broker non-votes are treated as not being entitled to vote at the meeting. If the Amended and Restated Non-Employee Director Plan is not approved, the Non-Employee Director Plan in its current form will continue in full force without any increase in the number of shares of common stock available under the Non-Employee Director Plan.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN.

PROPOSAL 4

APPROVAL OF AMENDMENT TO THE 2000 STOCK INCENTIVE PLAN TO ADD STOCK OPTION GRANT LIMITATIONS.

        On January 31, 2000, we adopted the 2000 Stock Incentive Plan (the "Stock Incentive Plan") and on May 22, 2002, we amended the Stock Incentive Plan to increase the number of shares of common stock authorized for issuance pursuant to the Stock Incentive Plan from 16,500,000 to 19,000,000 shares. The purpose of the Stock Incentive Plan is to give us and our affiliates a competitive advantage in attracting, retaining and motivating officers, employees, non-employee directors and consultants, and to provide us and our affiliates with a stock plan providing incentives linked to the financial results of the our businesses and increases in stockholder value.

        Internal Revenue Code Section 162(m) denies a deduction to us for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by one of our covered employees, may cause this limitation to be exceeded in any particular year.

        Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation imposed by Internal Revenue Code Section 162(m). In accordance with applicable regulations issued under Internal Revenue Code Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that: (a) either (i) the stock options are granted pursuant to an option plan that contains a per-employee limitation on the number of shares for which options may be granted during a specified period, (ii) the material terms of the option plan which include a per-employee limitation are approved by the stockholders, (iii) the option is granted by a Compensation Committee comprised solely of "outside directors" (as defined in Section 162(m)), and (iv) the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (b) the option is granted by a Compensation Committee comprised solely of outside directors and is granted (or exercisable) only upon the achievement (as certified in writing by the Compensation Committee) of an objective performance goal (i) that is established by the Compensation Committee in writing while the achievement of these goals is substantially uncertain and (ii) the material terms of which are approved by the stockholders.

        Subject to stockholder approval we are amending the Stock Incentive Plan so that options granted to covered employees will qualify as performance-based compensation under Internal Revenue Code Section 162(m) and thereby not be subject to the deduction limitation. Particularly, the amendment to the Stock Incentive Plan provides that no employee or prospective employee shall be granted one or more options within any fiscal year which in the aggregate are for the purchase of more than 3,000,000 shares (excluding any adjustments relating to the reverse stock split which is the subject of Proposal 2). In addition, the amendment to the Stock Incentive Plan would authorize the Board to establish a committee consisting solely of outside directors to approve any grant of options to any employee which may reasonably be anticipated to result in the payment of employee remuneration deductible for income tax purposes pursuant to 162(m). Our Board has unanimously adopted, subject to stockholder approval at the Meeting, an amendment to the Stock Incentive Plan (the "Stock Incentive Plan Amendment") in the form attached hereto as Appendix "C." The Stock Incentive Plan Amendment will not affect any other terms of the Stock Incentive Plan.

Summary of the Stock Incentive Plan

        Pursuant to the Stock Incentive Plan, we may grant options to purchase shares of common stock, restricted shares of common stock and stock appreciation rights to participants, which include officers, employees, consultants and non-employee directors of us and our affiliates who are responsible for or contribute to the management, growth and profitability of the business of us and our affiliates. The Stock Incentive Plan is administered by the compensation committee, or if no committee has been designated or appointed, by the Board. Our compensation committee is authorized to make grants and various other decisions under the Stock Incentive Plan.

        Stock options granted under the Stock Incentive Plan may include incentive stock options, nonqualified stock options or both, in each case, with or without stock appreciation rights. The term of each stock option is fixed by the compensation committee and stated in the option agreement, but in no event may the term be more than ten years from the date of grant. Stock options are not transferable other than by will or the laws of descent and distribution. Vested stock options may be exercised in whole or in part by payment of the exercise price by certified or bank check or other instrument acceptable to us or, if approved by the compensation committee, in the form of unrestricted common stock already owned by the participant for at least six months of the same class as the common stock subject to the stock option. In addition, the compensation committee, in its discretion, may allow the cashless exercise of stock options. The compensation committee, in its discretion, may allow payment of the exercise price by the delivery of a properly executed exercise notice, together with a copy of irrevocable instructions to a broker to deliver promptly to us the amount of sale or loan proceeds to pay the purchase price, and, if requested by us, the amount of any federal, state, local or foreign withholding taxes. When the participant's employment with us or one of our applicable affiliates is terminated for cause, all stock options held by the participant are immediately terminated and canceled. Upon a participant's death or when the participant's employment with us or one of our applicable affiliates is terminated for any reason other than for cause, the participant's then-unvested stock options are forfeited and the participant or his or her legal representative may, within 90 days if such termination of employment is for any reason other than death or disability, or within one year in the case of the participant's death or disability, exercise any previously vested stock options.

        Stock appreciation rights may be granted in conjunction with all or part of any stock option award and are generally exercisable only at the time or times and to the extent the related stock options are exercisable. Upon the exercise of a stock appreciation right, the participant is entitled to receive an amount equal to the product of (a) the excess of the fair market value of one share of common stock over the exercise price per share specified in the related stock option times (b) the number of shares in respect of which the stock appreciation right has been exercised, in cash, shares of common stock or both, with the compensation committee having the right to determine the form of payment. Upon termination or exercise of the related stock option, stock appreciation rights terminate and are no longer exercisable. Stock appreciation rights are transferable only with the related stock options.

        The compensation committee shall determine to whom and the time at which grants of restricted stock will be awarded, the number of shares to be awarded, and the conditions for vesting. The terms and conditions of restricted stock awards shall be set forth in a restricted stock agreement, including provisions permitting us to hold the restricted stock in custody until the restrictions lapse.

        Upon a change of control transaction as described in the Stock Incentive Plan, the compensation committee may, in its sole discretion, do one or more of the following:

  •
  shorten the period during which stock options are exercisable, provided they remain exercisable for at least 30 days after the date notice of the shortening is given to the participants;

  •
  accelerate any vesting schedule to which a stock option or restricted stock award is subject;

  •
  arrange to have the surviving or successor entity or any parent entity thereof assume the restricted stock awards and the stock options or grant replacement options with appropriate adjustments in the exercise prices and adjustments in the number and kind of securities issuable upon exercise or adjustments so that the stock options or their replacements represent the right to purchase the shares of stock, securities or other property, including cash, as may be issuable or payable as a result of the change of control transaction with respect to or in exchange for the number of shares of common stock purchasable and receivable upon exercise of the stock options had such exercise occurred in full prior to the change of control transaction; or

  •
  cancel stock options or unvested stock awards upon payment to the participants in cash, with respect to each stock option or restricted stock award to the extent then exercisable or vested, including, if applicable, any stock options or restricted stock awards as to which the vesting schedule has been accelerated by decision of the compensation committee because of the change of control transaction, of an amount that is the equivalent of the excess of the fair market value of the common stock at the effective time of the change of control transaction over, in the case of stock options, the exercise price of the stock option.

        The compensation committee may also provide for one or more of the foregoing alternatives in any particular award agreement. The compensation committee may grant to any participant, on terms and conditions determined by the committee, the right to receive cash payments to be paid at that time if an award results in compensation income to the participant in order to assist the participant in paying the resulting taxes.

        If any shares of restricted stock are forfeited or if any stock option (and related stock appreciation right, if any) terminates without being exercised, or if any stock appreciation right is exercised or settled for cash, the shares subject to such awards shall again be available for distribution in connection with awards under the Stock Incentive Plan.

        The Stock Incentive Plan will terminate on January 31, 2010. However, awards outstanding at that time will not be affected or impaired by the Stock Incentive Plan's termination. The Board has authority to amend, alter or discontinue the Stock Incentive Plan and the compensation committee has the authority to amend awards granted thereunder, but no amendment may impair the rights of any participant thereunder without the participant's consent.

Required Vote

        The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the Meeting is necessary for approval of the Stock Incentive Plan Amendment to add stock option grant limitations as required under Section 162(m). On this matter, abstentions are treated as being entitled to vote and broker non-votes are treated as not being entitled to vote at the meeting.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY STOCKHOLDERS VOTE "FOR" APPROVAL OF THE STOCK INCENTIVE PLAN AMENDMENT TO ADD STOCK OPTION GRANT LIMITATIONS.

PROPOSAL 5

RATIFICATION OF INDEPENDENT AUDITORS

        The Board of Directors has appointed Deloitte & Touche LLP to perform the audit of the Company's financial statements for the year ending December 31, 2003, subject to ratification by the Company's stockholders at the Meeting. Deloitte & Touche served as the Company's Independent Auditors for the fiscal year ended December 31, 2002. Arthur Andersen LLP served as the Company's Independent Auditors for the fiscal years ended December 31, 2000 and 2001. The decision to replace Arthur Andersen LLP was recommended by the Audit Committee of Company's Board of Directors and approved by the Company's Board of Directors.

        The reports of Arthur Andersen LLP on the Company's consolidated financial statements for the past two fiscal years ended December 31, 2001 and 2000 did not contain a disclaimer of opinion or an opinion that was adverse or was qualified or modified for uncertainty, audit scope, or accounting principles.

        Furthermore, during fiscal years ended December 31, 2001 and 2000, and the subsequent interim period up through April 12, 2002, there were no disagreements with Arthur Andersen LLP on matters of accounting principle or practices, financial statement disclosure, or audit scope or procedure that, if not resolved to their satisfaction, would have caused Arthur Andersen LLP to refer to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304 (a)(1)(v) of Regulation S-K.

        The Company provided Arthur Andersen LLP with a copy of the foregoing disclosures. A copy of a letter dated April 16, 2002 from Arthur Andersen LLP addressed to the Securities and Exchange Commission stating its agreement with such statements is attached as Exhibit 16.1 to the Company's Form 8-K filed on April 17, 2002.

        During the Company's fiscal years ended December 31, 2001 and 2000, and the subsequent interim period up through April 12, 2002, the Company did not consult Deloitte & Touche LLP, with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(1)(iv) and (v) of Regulation S-K.

        During 2002, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure with respect to our consolidated financial statements that if not resolved to the independent accountants' satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on the Company's consolidated financial statements for the fiscal year ended December 31, 2002 and there were no other matters or reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. Representatives of Deloitte & Touche will be present at the Meeting.

They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions of stockholders.

        If the selection of Deloitte & Touche LLP is not ratified, or prior to the next annual meeting of stockholders such firm shall decline to act or otherwise become incapable of acting, or if its engagement shall be otherwise discontinued by the Board of Directors, the Board of Directors will appoint other independent certified public accountants whose engagement for any period subsequent to the next annual meeting will be subject to stockholder approval at such meeting.

Required Vote

        The affirmative vote of a majority of the shares of Common Stock of the Company present in person or represented by proxy and entitled to vote at the Meeting is necessary for approval of the ratification of auditors. On this matter, abstentions are treated as being entitled to vote and broker non-votes are treated as not being entitled to vote at the meeting.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE INDEPENDENT AUDITORS.

MANAGEMENT

Executive Officers

        The following table sets forth certain information with respect to the executive officers of the Company (ages are as of May 1, 2003):

Name	Age	Position
Michael R. Farese, Ph.D	56	President, Chief Executive Officer and Director
Fred J. Krupica	50	Executive Vice President and Chief Financial Officer
Thomas R. Kritzer	49	Executive Vice President—Operations
Javed Patel	47	Senior Vice President—Sales and Marketing
Neil Morris, Ph.D	44	Chief Technology Officer
Ronald N. Buswell	54	Senior Vice President—Business Operations
James A. Mravca	41	Senior Vice President—Strategic Marketing
Andrew J. Graven	40	Vice President—Engineering
Michael L. Gabitass	42	Vice President—Manufacturing Operations
Rainer N. Growitz	47	Vice President—Finance and Secretary

        For a biographical summary of Michael R. Farese Ph.D, see "Directors."

        Fred J. Krupica was appointed Chief Financial Officer in December 2002. Mr. Krupica is responsible for directing WJ Communications' accounting, finance and human resources organizations. Previously Mr. Krupica served as Chief Financial Officer of Magnetic Data Technologies LLC, an international repair manufacturer that was acquired by Solectron Corporation in June 2002. Prior to that, he was Chief Financial Officer and Chief Operating Officer at Patel Ventures and Founder, President and Chief Financial Officer of F&G Financial Services. In addition, Mr. Krupica has served in various senior financial management and auditing positions at Atlantic Richfield Co., Pullman, Inc. and PricewaterhouseCoopers. Mr. Krupica is a C.P.A. and holds an MBA from the University of California at Los Angeles and a B.S. from the University of Illinois.

        Thomas R. Kritzer has served as Executive Vice President Operations since December 2000. Mr. Kritzer is responsible for the Company's manufacturing operations. Prior to this position, Mr. Kritzer was appointed Senior Vice President—Semiconductor Products following the recapitalization merger. Mr. Kritzer was one of the first participants in our efforts to create commercial communications products during 1995 from the original defense technology and product base. Since joining WJ Communications as a member of the technical staff in 1978, Mr. Kritzer has held various technical and managerial positions including product line experience in both the defense and communications businesses. Mr. Kritzer earned a B.A. in Physics from the University of North Carolina, Chapel Hill and an M.S. in Physics from Purdue University.

        Javed Patel joined WJ Communications in August 2002 and serves as Senior Vice President Sales and Marketing responsible for worldwide business operations including product line management, product marketing, sales management, marketing and business development, and marketing communications for the Company. Before joining WJ Communications, Mr. Patel was Vice President of Sales and Marketing for Tropian Incorporated, a private RF semiconductor company. Prior to Tropian, Mr. Patel worked for 15 years at Anadigics, a leading RF semiconductor company. At Anadigics, Mr. Patel was a key member of the management team from the company's inception. He was responsible for managing all aspects of Anadigics marketing, direct and indirect global sales force and field application engineers. Mr. Patel has an M.B.A. degree from Drexel University, Philadelphia, PA, and he received both M.S. and B.S. degrees in electrical engineering from the University of Kansas, Lawrence, KS.

        Neil Morris, Ph.D was appointed Chief Technology Officer ("CTO") in August, 2002. As CTO, Dr. Morris leads the activity responsible for establishing and managing the Company's technology roadmap, its technical agenda, and evaluating technology based partnerships with leading companies in the semiconductor industry. Prior to joining WJ Communications, Dr. Morris was Senior Director of Advanced Technology for Philips Semiconductors, a global leader in RF technology, where he was responsible for the company's semiconductor technology development and product introductions for advanced wireless and RF applications. Over a five year period, Dr. Morris held various domestic and international management positions at Philips Semiconductors and was a key contributor to the success of the company in mobile phone markets (DECT, CDMA, and TDMA applications). Dr. Morris has also held an array of senior management positions at other leading semiconductor companies including Mitel Semiconductors, Thesys Microelectronic Systems (Germany) and LSI Logic (U.K). Dr. Morris has a Ph.D. in Semiconductors and a B.Sc. with honors in Electronics from the University of Surrey, United Kingdom.

        Ronald N. Buswell was appointed Senior Vice President of Business Operations in January 2002 and is responsible for Company product line management. Previously Mr. Buswell was Senior Vice President of Semiconductor and Wireless Business Development responsible for sales, marketing and product line management. From 1997 through 1999, Mr. Buswell was director of original equipment manufacturer products and was responsible for RF integrated assemblies for wireless communications. During 1995 and 1996, Mr. Buswell, as manager of integrated assembly marketing, was responsible for product marketing for our initial wireless communications business. Mr. Buswell received a B.S.E.E. from Michigan Technological University and an M.S.E.E. from the University of Michigan.

        James A. Mravca was appointed Senior Vice President Strategic Marketing in April 2003. Previously he served as Senior Vice President Engineering Design and was responsible for all product engineering design functions. Mr. Mravca has also served as Vice President Product Marketing, Vice President Fiber Optic Business Development, and Vice President Advanced Technology. Prior positions held by Mr. Mravca include director of advanced development, member of technical staff, engineering and manufacturing management positions. Mr. Mravca joined WJ Communications in 1984. Mr. Mravca received a B.S. in Electrical Engineering from the University of Illinois, Champaign, IL., and an M.S. in Engineering Management from Stanford University, Palo Alto, Calif.

        Andrew J. Graven was appointed to Vice President Engineering in April 2003 and is responsible for all engineering design and productization. Previously he served as Vice President Engineering Productization, and Vice President Semiconductor Operations where he was responsible for manufacturing, materials, engineering and EH&S. From 1997 through 1999 Mr. Graven was responsible for business development within the GaAs & thin-film business unit. From 1985 through 1997, Mr. Graven held a variety of both technical and managerial positions including designing and managing product and technology development, process engineering management, and MCM manufacturing management. Mr. Graven received a B.S and M.S.E.E. from Santa Clara University in 1984 and 1991, respectively.

        Michael L. Gabitass serves as Vice President of Manufacturing Operations and is responsible for manufacturing, supply management, material management, manufacturing engineering, and facilities management. Previously Mr. Gabitass was responsible for establishing the Company's first high volume integrated subsystem manufacturing line. Mr. Gabitass has been with WJ Communications since 1988 and has also served as a technical staff member and project manager. Mr. Gabitass received a B.S. in Electrical Engineering from the University of California, Los Angeles in 1987.

        Rainer N. Growitz was appointed Vice President-Finance and Secretary following the Recapitalization Merger. Mr. Growitz is responsible for corporate financial planning, forecasting and management for WJ Communications. From 1997 until January 2000, Mr. Growitz served as Director of Finance. Mr. Growitz joined WJ Communications in 1978 and held a variety of finance, contracts and managerial positions. Mr. Growitz received a B.S. in Accounting from San Jose State University.

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

        The following table lists, as of May 2, 2003, information as to the beneficial ownership of Common Stock by (i) each of the Company's directors, (ii) each executive officer of the Company for whom information is given in the Summary Compensation Table under "Compensation of Executive Officers" below, (iii) all directors and executive officers as a group, and (iv) each person or entity believed by the Company to beneficially own more than five percent (5%) of the Common Stock outstanding. Except as otherwise indicated in the footnotes below, each beneficial owner has the sole power to vote and to dispose of all shares held by that holder. In each instance, information as to the number of shares owned and the nature of ownership has been provided by the individuals identified or described and is not within the direct knowledge of the Company.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Common Stock(2)
Fox Paine Capital, LLC (3)	37,021,274	65.8%
Fox Paine Capital Fund, L.P. (3)	35,080,129	62.3%
FPC Investors, L.P. (3)	520,524	*
W. Dexter Paine, III (3)	37,021,274	65.8%
Saul A. Fox (3)	37,021,274	65.8%
Wray T. Thorn (3)	37,021,274	65.8%
Jason B. Hurwitz (3)	37,021,274	65.8%
Charles E. Robinson (4)	90,750	*
J. Thomas Bentley (5)	323,395	*
Amer Husaini	—	*
Robert J. Woolway	—	*
Robert N. Lowe, Jr.	—	*
Bruce W. Diamond	—	*
Stavro E. Prodromou, Ph.D.	—	*
Dag F. Wittusen	—	*
The Watkins Trust (6)	3,600,000	6.4%
Dean A. Watkins (6)	3,600,000	6.4%
Michael R. Farese, Ph.D. (7)	500,000	*
Thomas R. Kritzer (8)	902,351	1.6%
Ronald N. Buswell (9)	331,313	*
James A. Mravca (10)	400,126	*
Malcolm J. Caraballo (11)	2,148,226	3.7%
R.E. Hoover, Jr. (12)	327,258	*
*All directors and executive officers as a group (18 persons) (13)	40,239,601	67.4%

*
The percentage of shares beneficially owned does not exceed 1%.

(1)
Unless otherwise indicated, the address of each of the beneficial owners identified is c/o WJ Communications, Inc., 401 River Oaks Parkway, San Jose, California 95134.

(2)
Unless otherwise noted, each person has voting and investment power, with respect to all such shares. Based on 56,293,183 shares of Common Stock outstanding. Pursuant to the rules of the Securities and Exchange Commission, certain shares of Common Stock which a person has the right to acquire within 60 days of the date hereof pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)
Fox Paine Capital, LLC ("Fox Paine Capital") is General Partner or Manager of Fox Paine Capital Fund, L.P. ("Fox Paine Capital Fund"), FPC Investors, L.P., WJ Coinvestment Fund I, LLC, WJ Coinvestment Fund II, LLC, WJ Coinvestment Fund III, LLC and WJ Coinvestment Fund IV, LLC and possesses voting and investment power over all shares of Common Stock held by each of these entities. As of May 2, 2003, Fox Paine Capital Fund owns 35,080,129 shares of Common Stock, or 62.3% of the outstanding Common Stock of the Company. Fox Paine Capital is not the record owner of any shares of Common Stock. Messrs. Fox and Paine are members of Fox Paine Capital and share voting power of Fox Paine Capital. Messrs. Hurwitz and Thorn are members of Fox Paine Capital. None of the shares of Common Stock shown as beneficially owned by Messrs. Paine, Fox, Hurwitz, and Thorn are owned of record by these individuals. Each of Messrs. Paine, Fox, Hurwitz, and Thorn disclaims beneficial ownership of the shares of Common Stock owned by the entities of which Fox Paine Capital is General Partner or Manager, except to the extent of his pecuniary interest in those shares. The address of Fox Paine Capital, Fox Paine Capital Fund, FPC Investors, L.P. and Messrs. Fox, Paine, Hurwitz and Thorn is c/o Fox Paine & Company, LLC, 950 Tower Lane, Suite 1950, Foster City, CA 94404.

(4)
The address of Mr. Robinson is c/o Alaska Communications Systems Group, Inc., Alaska Communications System, 600 Telephone Ave., MS 65 Anchorage, Alaska 99503. Represents 4,500 shares held of record by Mr. Robinson and 86,250 shares subject issuable to currently exercisable options.

(5)
Represents 166,188 shares held of record by Mr. Bentley, 138,457 shares beneficially owned, and 18,750 shares issuable subject to currently exercisable options.

(6)
Mr. Watkins is co-trustee of the Watkins Trust.

(7)
Represents 500,000 shares issuable subject to currently exercisable options.

(8)
Represents 384,072 shares held of record by Mr. Kritzer and 518,279 shares issuable subject to currently exercisable options.

(9)
Represents 100,806 shares held of record by Mr. Buswell and 230,507 shares issuable subject to currently exercisable options.

(10)
Represents 121,820 shares held of record by Mr. Mravca and 278,306 shares issuable subject to currently exercisable options.

(11)
Represents 1,111,585 shares held of record by Mr. Caraballo and 1,036,641 shares issuable subject to currently exercisable options. Mr. Caraballo left the Company in March 2002.

(12)
Represents 78,391 shares held of record by Mr. Hoover and 248,867 shares issuable subject to currently exercisable options. Mr. Hoover left the Company effective March 27, 2003.

(13)
Includes shares deemed to be beneficially owned by Messrs. Paine, Fox, Hurwitz, and Thorn as a result of their relationships with and to Fox Paine Capital. Excluding such shares, all directors and executive officers as a group beneficially own 1,067,476 shares held of record and 2,150,851 shares issuable under currently exercisable options.

COMPENSATION OF EXECUTIVE OFFICERS

        Summary Compensation Table.    The following table sets forth the compensation earned for services rendered to the Company in all capacities for the fiscal years ended December 31, 2002, 2001 and 2000 by the Company's Chief Executive Officer and its four next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2002 (the "Named Officers").

	Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary($)	Bonus($)(1)	Securities Underlying Options	All Other Compensation ($)(2)
Current Officers:
Michael R. Farese, Ph.D. President and Chief Executive Officer (3)	2002	282,702	87,500	2,000,000	—
Thomas R. Kritzer Executive Vice President—Operations	2002 2001 2000	200,200 200,200 198,134	30,030 — 354,844	— 70,000 1,282,779	4,500 4,500 4,500
Ronald N. Buswell Senior Vice President—Business Operations	2002 2001 2000	185,120 182,020 162,840	24,125 — 127,305	— 60,000 369,507	4,500 4,500 4,500
James A. Mravca Senior Vice President—Strategic Marketing	2002 2001 2000	185,120 182,020 140,140	24,125 — 111,655	— 60,000 617,544	4,500 4,500 4,204
Former Officers:
Malcolm J. Caraballo Former President and Chief Executive Officer (4)	2002 2001 2000	275,001 275,001 274,293	— — 577,230	— 180,000 2,159,891	4,800 4,800 4,800
R.E. Hoover, Jr. Former Executive Vice President—Business Development (5)	2002 2001 2000	200,200 200,200 198,085	30,030 — 384,850	— 70,000 1,052,367	4,500 4,500 4,500

(1)
Bonus amounts for fiscal 2002 represent estimates of discretionary bonus awards determined to be paid for fiscal year 2002 but not yet finalized. Bonuses paid in 2000 for each of the Named Officers consist of the following: (1) for Mr. Caraballo, $172,150 represents a performance bonus and $405,080 is principally a retention bonus for continued employment with the Company on February 1, 2000; (2) for Mr. Kritzer, $73,073 represents a performance bonus and $281,771 is principally a retention bonus for continued employment with the Company on February 1, 2000; (3) for Mr. Hoover, $73,073 represents a performance bonus, $30,000 represents forgiveness of indebtedness, and $281,777 is principally a retention bonus for continued employment with the Company on February 1, 2000; (4) for Mr. Buswell, $61,685 represents a performance bonus and $65,620 is principally a retention bonus for continued employment with the Company on February 1, 2000; and (5) for Mr. Mravca, $61,685 represents a performance bonus and $49,970 is principally a retention bonus for continued employment with the Company on February 1, 2000.

(2)
Represents Company's annual contribution to the Named Executives 401(k) plan account.

(3)
Dr. Farese commenced employment with the Company during March 2002 when he assumed the position of President and Chief Executive Officer. Dr. Farese's compensation for 2002 represents that portion of the year for which he was employed. See Employment Contracts and Change in Control Arrangements.

(4)
Mr. Caraballo resigned his position with the Company on March 1, 2002. Compensation paid for 2002 includes severance payments of $222,116. As part of his severance agreement, the period during which Mr. Caraballo may exercise vested stock options was extended through September 2, 2003.

(5)
Mr. Hoover resigned his position with the Company during March 2003. As part of his severance agreement, the period during which Mr. Hoover may exercise vested stock options was extended through September 30, 2003.

        Option/SAR Grants in Last Fiscal Year.    The following table sets forth grants of options to purchase shares of Common Stock during the fiscal year ended December 31, 2002 to each of the Named Officers:

Individual Grants
	Number of Securities Underlying Options Granted(#) (b)	Percent Of Total Options Granted to Employees In Fiscal Year (c)			Potential Realizable Value At Assumed Annual Rates Of Stock Price Appreciation For Option Term
Exercise Price ($/Sh) (d)
Name (a)				Expiration Date (e)	5% ($) (f)	10% ($) (g)
Current Officers:
Michael R. Farese, Ph.D. President and Chief Executive Officer	2,000,000	60.6%	$2.90	02/2012	$3,648,000	$9,244,000
Thomas R. Kritzer Executive Vice President—Operations	—	—	—	—	—	—
Ronald N. Buswell Senior Vice President—Business Operations	—	—	—	—	—	—
James A. Mravca Senior Vice President—Strategic Marketing	—	—	—	—	—	—
Former Officers:
Malcolm J. Caraballo Former President and Chief Executive Officer	—	—	—	—	—	—
R.E. Hoover, Jr. Former Executive Vice President—Business Development	—	—	—	—	—	—

        Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values.    The following table sets forth information with respect to the Named Officers concerning option exercises for the fiscal year ended December 31, 2002, and exercisable and unexercisable options held as of December 31, 2002:

Name	Shares Acquired On Exercise(#)	Value Realized	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End(#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End($) Exercisable/Unexercisable
Current Officers:
Michael R. Farese, Ph.D. President and Chief Executive Officer	—	—	500,000/1,500,000		$—/$—
Thomas R. Kritzer Executive Vice President—Operations	—	—	504,279/848,500		$—/$—
Ronald N. Buswell Senior Vice President—Business Operations	—	—	238,507/191,000		$—/$—
James A. Mravca Senior Vice President—Engineering Design	—	—	286,306/391,239		$—/$—
Former Officers:
Malcolm J. Caraballo Former President and Chief Executive Officer	—	—	1,036,641/1,303,250		$—/$—
R.E. Hoover, Jr. Former Executive Vice President—Business Development	—	—	298,867/823,500	$	—/$—

Equity Compensation Plan Information

        Equity Compensation Table.    The following table sets forth information as of December 31, 2002, with respect WJ Communication's equity compensation plans.

Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options and Rights		Weighted-Average Exercise Price of Options Outstanding	Number of Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in the First Column)
Equity Compensation Plans Approved by Stockholders(1)	15,123,489	(2)	$1.19	3,455,211	(3)
Equity Compensation Plans Not Approved by Stockholders(4)	62,000		$3.31	1,938,000

(1)
The equity compensation plans approved by stockholders are the 2000 Stock Incentive Plan and the 2000 Non-Employee Director Stock Compensation Plan. An amended and restated 2000 Non-Employee Director Stock Compensation Plan, and an amendment to the 2000 Stock Incentive Plan is being submitted to stockholders for approval. Please reference Proposal 3 and Proposal 4 included herein.

(2)
Of these shares 270,000 options were outstanding under the 2000 Non-Employee Director Stock Compensation Plan and 14,853,489 were outstanding under the 2000 Employee Stock Incentive Plan.

(3)
Of these shares 3,316,139 shares are available for issuance under the 2000 Stock Incentive Plan and 139,072 shares are available for issuance under the 2000 Non-Employee Director Plan. Of the 570,000 shares authorized under the 2000 Non-Employee Director Plan, 270,000 options are outstanding and an additional 160,928 shares of common stock have been earned but not yet issued since receipt has been deferred by electing Board members.

(4)
The equity compensation plan not approved by stockholders is the 2001 Employee Stock Incentive Plan. Key provisions of the plan are:

•
The plan was adopted by the Board of Directors on May 23, 2001 and was effective on that date. The plan will terminate on May 23, 2011, however, awards outstanding at that time will not be affected or impaired by the plan's termination;

•
Participation is limited to employees or affiliates of the Company who are not directors or officers of the Company or any of its affiliates at the time a particular award is made;

•
Stock options granted may include incentive stock options, restricted stock, nonqualified stock options and stock appreciation rights or any combination thereof;

•
The plan shall be administered by the Board or any committee has been designated by the Board;

•
The term of each stock option may in no event be more than 10 years; and

•
Upon a change of control transaction as described in the Plan, the committee may, in its sole discretion, do one or more of the following;

•
shorten the period during which stock options are exercisable, provided they remain exercisable for at least 30 days after the date notice of the shortening is given to the participants;

•
accelerate any vesting schedule to which a stock option or restricted stock award is subject;

•
arrange to have the surviving or successor entity or any parent entity thereof assume the restricted stock awards and the stock options or grant replacement options with appropriate adjustments in the exercise prices and adjustments in the number and kind of securities issuable upon exercise or adjustments so that the stock options or their replacements represent the right to purchase the shares of stock, securities or other property, including cash, as may be issuable or payable as a result of the change of control transaction with respect to or in exchange for the number of shares of Common Stock purchasable and receivable upon exercise of the stock options had such exercise occurred in full prior to the change of control transaction; or

•
cancel stock options or unvested stock awards upon payment to the participants in cash, with respect to each stock option or restricted stock award to the extent then exercisable or vested, including, if applicable, any stock options or restricted stock awards as to which the vesting schedule has been accelerated by decision of the compensation committee because of the change of control transaction, of an amount that is the equivalent of the excess of the fair market value of the Common Stock at the effective time of the change of control transaction over, in the case of stock options, the exercise price of the stock option.

Employment Contracts and Change in Control Arrangements.

        Employment Agreement with Michael R. Farese Ph.D.    Under the employment agreement between the Company and Dr. Farese, effective as of February 28, 2002, Dr. Farese is employed to serve as the Company's Chief Executive Officer and President for a three-year period with automatic one-year extensions, unless either the Company or Dr. Farese gives no less than 90 days advance written notice of an intention not to extend the term. Dr. Farese's initial annual base salary is $350,000, which may be increased in the years following the first year of employment, but may not be decreased. Dr. Farese is eligible for an annual bonus with a target bonus equal to 100% of his annual base salary for each fiscal year if the Company meets business targets determined by it in good faith. Dr. Farese's employment agreement also provides for other benefits including the right to participate in fringe benefit plans, life and disability insurance plans, expense reimbursement, reimbursement for documented supplemental life insurance, club dues, estate and tax planning, and vacation in accordance with the Company's top management vacation policy.

        On March 4, 2002, the Company loaned Dr. Farese, $90,000 pursuant to a promissory note executed by Dr. Farese. Interest on the unpaid principal amount of the note shall accrue at an annual rate equal to one half of one percent (1/2%) above the applicable federal rate as defined under Section 12274(d) of the Internal Revenue Code. All unpaid principal and unpaid interest are due and payable in full on the third anniversary of the note. Dr. Farese paid the principal and unpaid interest on the note in full in May 2003.

        Under Dr. Farese's employment agreement, if his employment is terminated by him for good reason or by the Board of Directors without cause, or if the Board of Directors elects not to extend the employment period upon its expiration, Dr. Farese is entitled to receive:

  •
  150% of his annual base salary over the 60-day period immediately following such termination of employment; plus

  •
  for a one-year period after termination, benefits under the Company's benefit plans, or a cash payment sufficient to enable him to purchase comparable benefits in the case of benefit plans that do not permit such continued participation.

        Alternatively, if his employment is terminated within six months of the occurrence of a change of control, Dr. Farese is entitled to receive:

  •
  299% of his annual base salary over the 60-day period immediately following such termination of employment; plus

  •
  for a three-year period after termination, benefits under the Company's benefit plans, or a cash payment sufficient to enable him to purchase comparable benefits in the case of benefit plans that do not permit such continued participation.

        Dr. Farese's employment agreement also provides that during the 12-month period following any termination of his employment, Dr. Farese will not directly, indirectly or as an agent on behalf of or in conjunction with any person, firm, partnership, corporation or other entity:

  •
  hire, solicit, encourage the resignation of, or in any other manner seek to engage or employ any person who is then, or within the prior three months had been, an employee of the Company, whether or not for compensation and whether or not as an officer, consultant, adviser, independent sales representative, independent contractor or participant; or

  •
  contact, solicit, service or otherwise have any dealings related to the sale, manufacture, distribution, marketing or provision of products, components, equipment, hardware, other technology or services of any sort in the wireless communications industry or any other industry or business or prospective industry or business in which the Company participates or is contemplating participating in as of such termination in employment, with any person or entity with whom the Company has a current or known prospective business relationship or who is or was at the time of his employment with the Company, including any predecessor or successor entity a customer, vendor or client of the Company, or a known prospective customer, vendor or client, in each case such activity by Dr. Farese does or could reasonably be expected to have a material adverse effect on the relationship between the Company and any such third party.

        The employment agreement with Dr. Farese also provides for the protection of the Company's confidential information and for the ownership by the Company or the assignment to us of any employment-related inventions of Dr. Farese.

        Employment Agreement with Thomas R. Kritzer    On January 31, 2000, the Company entered into an employment agreement with Thomas R. Kritzer. The agreement employs Mr. Kritzer to the executive office set forth under "Management—Executive Officers," and is substantially similar to that of Dr. Farese, except as follows:

  •
  Initial annual base salary of $200,200;

  •
  Annual bonus with a target bonus equal to 35% of annual base salary for each fiscal year if the Company meets specific business targets;

  •
  The severance benefit payable to Mr. Kritzer upon the termination of his employment for good reason, or by the Board of Directors without cause, or if the Board of Directors elects not to extend the employment period upon its expiration, is an amount equal to his annual base salary payable over the 12-month period immediately following such termination; or

  •
  The severance benefit payable to Mr. Kritzer upon the termination of his employment within three months following a change of control is an amount equal to 150% of his annual base salary payable over the 12-month period immediately following such termination.

Compensation Committee Interlocks and Insider Participation.

        Messrs. Paine, Robinson, and Thorn served as members of the Compensation Committee of the Company's Board of Directors during the fiscal year ended December 31, 2002. None of these individuals was an officer or employee of the Company or of any of its subsidiaries during the fiscal year ended December 31, 2002, or ever has been an officer of the Company or any of its subsidiaries. Messrs. Paine and Thorn are affiliated with Fox Paine. See "Election of Directors" and "Principal Stockholders and Security Ownership of Management." The Company has entered into a management Agreement with Fox Paine pursuant to which Fox Paine receives certain fees. See "Certain Transactions".

CERTAIN TRANSACTIONS

Management Agreement

        On January 31, 2000, Fox Paine Capital Fund, an investment fund managed by Fox Paine & Company, LLC ("Fox Paine & Company" or "Fox Paine"), became the controlling stockholder of the Company. Fox Paine Capital Fund acquired its controlling position in an all cash merger between FP-WJ Acquisition Corp. and the Company, then called Watkins-Johnson Company (the "Recapitalization Merger"), whereby Fox Paine Capital Fund and its co-investors paid a total of approximately $50.8 million for approximately 91.1% of the Common Stock of the Company (or $41.125 per pre-split share as the Common Stock was then constituted). Messrs. Fox, Paine, Hurwitz and Thorn are affiliated with Fox Paine.

        As part of the Recapitalization Merger, the Company entered into a management agreement with Fox Paine & Company. Due to the Company's loss incurred in 2001, no management fee was paid to

Fox Paine for the year ended December 31, 2002. For each subsequent year, the Company will pay Fox Paine a fee in the amount of 1% of the Company's net income before interest expense, interest income, income taxes, depreciation and amortization and equity in earnings (losses) of minority investments, calculated without regard to the fee. The Company believes the fee represents fair value for the services rendered by Fox Paine to the Company. In exchange for its management fee, Fox Paine assists the Company with its strategic planning, budgets and financial projections and helps the Company identify possible strategic acquisitions and recruit qualified management personnel. Fox Paine also assists in customer and supplier relationships on behalf of the Company and consults with the Company on various matters including tax planning and public relations strategies, economic and industry trends and executive compensation. The Company has agreed to reimburse Fox Paine for its expenses incurred in providing these services. The Company paid Fox Paine approximately $82,000 and $25,000 for the reimbursement of expenses incurred by Fox Paine for the years ended December 31, 2002 and December 31, 2001, respectively.

        Fox Paine will continue to provide management services under this agreement until its affiliates no longer own shares of Common Stock or are no longer represented on the Board of Directors. The management agreement with the Company is similar to those entered into between Fox Paine and each of the other companies acquired by Fox Paine's affiliates. In connection with this agreement, the Company has agreed to indemnify Fox Paine against various liabilities that may arise as a result of the management services it will perform for the Company. The Company has also agreed to reimburse Fox Paine for its expenses incurred in providing these services.

Shareholders' Agreement

        On January 31, 2000, the Company entered into a shareholders' agreement with Fox Paine Capital Fund, investors affiliated with Fox Paine Capital Fund and several non-fund investors, including co-investors, the Watkins Trust and certain employees of the Company. Under the shareholders' agreement, subject to limited exceptions:

  •
  Fox Paine Capital Fund and its affiliates, as a group, may make up to five demands for registration under the Securities Act of their shares of Common Stock;

  •
  The Watkins Trust may make one demand for registration under the Securities Act of its shares of Common Stock; and

  •
  In the event the Company registers any of its equity securities under the Securities Act, or shares of Common Stock of Fox Paine Capital Fund or the Watkins Trust pursuant to a demand registration, each of the Company's other stockholders who are a party to the agreement, may exercise piggyback registration rights to include all or a portion of its shares of Common Stock in the registration.

        In the event that either Fox Paine Capital Fund and its affiliates or the Watkins Trust makes a demand for registration, the Company has agreed to pay all expenses related to that registration. The Company has also agreed to indemnify Fox Paine Capital Fund and the Watkins Trust against various liabilities associated with such registration.

        The shareholders' agreement also provides that the Company's stockholders who are a party to the agreement will vote their shares in order to ensure that if and to the extent Fox Paine Capital Fund owns shares of Common Stock, Fox Paine Capital Fund will be represented on the Board of Directors.

Other Transactions

        In connection with the sale of the Company's Series A Preferred Stock in private placements, the Company and Fox Paine entered into Co-Sale and Redemption Agreements with the Series A Preferred investors which, with limited exceptions, entitle these investors to participate pro rata and on the same terms as Fox Paine in private sales by Fox Paine of 10% or more of the shares of Common Stock. In the event the Company were to redeem any shares held by Fox Paine, these investors are entitled to participate pro rata in that redemption.

        Additionally, it should be noted that Fox Paine & Company, LLC on September 18, 2002, made a proposal to acquire all of the shares held by unaffiliated stockholders, which was subsequently withdrawn on March 27, 2003. We can make no assurance, however, that Fox Paine & Company, LLC will not at some point in the future make another proposal regarding us and, if so, what the terms and outcome of such proposal might be.

THE COMPENSATION COMMITTEE REPORT

        The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

        The Compensation Committee of the Board of Directors currently consists of Messrs. Paine, Robinson and Thorn, all of whom are non-employee directors of the Company. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company and establishes and reviews general policies relating to compensation and benefits of employees of the Company. It also administers the Company's stock incentive plan.

Compensation Policies

        The Company's executive compensation program is designed to support the overall objective of maximizing long-term stockholder value by aligning the interests of executives with the interests of stockholders and rewarding executives for achieving corporate and individual objectives. The executive compensation program is also designed to provide compensation opportunities that attract and retain the services of qualified executives in the highly competitive broadband communications marketplace. For the fiscal year ended December 31, 2002, the Company's executive compensation program was comprised of three principal components: base salary, annual cash bonus incentives and long-term incentive opportunities through stock option grants.

Base Salary

        Base salary levels for the CEO and the other Executive Officers are generally intended to compensate executives at salary levels of comparable high-technology companies which place an emphasis on long-term compensation incentives such as stock options. Base salaries are determined on an individual basis by evaluating each executive's scope of responsibility, past performance, prior experience and data on prevailing compensation levels in relevant markets for executive talent. Base salaries for executives are reviewed annually by the Compensation Committee. The actual base salaries to the CEO and the Executive Officers in fiscal 2002 are set forth in the Salary column of the Summary Compensation Table.

Annual Cash Bonus Incentives

        Annual cash bonuses tied to the Company's performance are a component of executive compensation and are designed to motivate the executive to focus on the Company's performance for the fiscal year. The employment agreements of the CEO and certain Executive Officers provide for annual performance based bonus payments up to a certain percentage of base salary if the Company meets certain business targets. The compensation committee from time to time may also award discretionary bonuses to the CEO and certain executive officers based upon performance.

Long-Term Incentives

        Long-term incentives are provided to the CEO and the Executive Officers through stock option grants which have value to executives only through stock appreciation over time. Grants to the CEO and the Executive Officers of stock options are an important component of the Company's compensation mechanism and are designed to motivate the executive to manage the Company from the perspective of an owner of the Company. The actual number of stock options granted to the CEO and the Executive Officers in fiscal 2002 are set forth in the Option/SAR Grants in Last Fiscal Year table. As part of the severance arrangements with the Company's former CEO and Executive Vice President

Business Development, the period during which existing, vested stock options could be exercised was extended until September 2, 2003 and September 30, 2003 respectively. All remaining terms of our former CEO's and Executive Vice President Business Development option grants remain the same.

CEO Compensation

        Michael R. Farese Ph.D. was President, CEO and a member of the Board of Directors of the Company during 2002. The Compensation Committee reviewed Dr. Farese's compensation annually using the same criteria and policies described above as are employed for other executive officers. Dr. Farese's compensation was initially determined in part by the terms of an employment agreement entered into in May 2002. However, the Compensation Committee retained the discretion to increase Dr. Farese's compensation to levels above those provided in the employment agreement.

Executive Compensation Tax Deductibility

        The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company's Executive Officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the Executive Officers, unless compensation is solely performance-based. In general, it is the Compensation Committee's policy to qualify, to the maximum extent possible, its executives' compensation for deductibility under applicable tax laws.

COMPENSATION COMMITTEE
W. Dexter Paine, III Charles E. Robinson Wray T. Thorn

THE AUDIT COMMITTEE REPORT

        The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2002, and the notes thereto. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

        In accordance with its written charter, a copy of which was previously filed with the Securities and Exchange Commission on April 27, 2001 in connection with the Company's 2001 Proxy Statement, the Audit Committee assists the Board of Directors in overseeing and monitoring the Company's financial reporting process and the quality of its internal and external audit process.

Review with Management

        The Audit Committee has reviewed and discussed with management the Company's audited financial statements for the fiscal year ended December 31, 2002, and the notes thereto. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles.

Review and Discussions with Independent Accountants

        The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

        The Audit Committee has also received written disclosures and the letter from Deloitte & Touche LLP regarding its independence as required by Independence Standards Board Standard No. 1 and has discussed with Deloitte & Touche LLP their independence from the Company. The Audit Committee has considered the provision of services by Deloitte & Touche LLP covered in Audit Fees and Financial Information systems Design and Implementation Fees below and has determined that such services are compatible with maintaining their independence from the Company.

Conclusion

        Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

SUBMITTED BY AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
J. Thomas Bentley Robert J. Woolway Wray T. Thorn

AUDIT AND RELATED FEES

Audit Fees

        The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2002 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that year were $213,197.

Financial Information Systems Design and Implementation Fees

        The Company did not engage Deloitte for professional services relating to financial information systems design and implementation for the year ended December 31, 2002.

All Other Fees

        The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," from the date that Deloitte was appointed as the Company's independent auditors through the remainder of the fiscal year ended December 31, 2002 were $232,056, which primarily related to tax compliance and tax consulting services. Prior to their appointment as the Company's independent auditors, the aggregate fees billed by Deloitte during 2002 for such services were $72,665.

        The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence and has concluded that the non-audit services provided by Deloitte & Touche LLP are compatible with maintaining Deloitte & Touche LLP's independence.

STOCK PRICE PERFORMANCE

        The following graph shows a comparison of cumulative total stockholder returns for the Company's Common Stock, the Nasdaq Stock Market Index for U.S. Companies, and the Nasdaq Telecommunications Index. The graph assumes the investment of $100 on August 18, 2000, the date of the Company's initial public offering, and ending on December 31, 2002. The performance shown is not necessarily indicative of future performance.

(Dividends reinvested monthly)

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        For the fiscal year ended December 31, 2002, the Company believes, based solely on a review of Forms 3, 4 and 5 (including amendments) with which it has been furnished, that all filings required pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, relating to the Company were timely made.

Stockholder Proposals for the Next Annual Meeting

        Rule 14a-f of the SEC's proxy rules allows us to use discretionary voting authority to vote on a matter coming before an annual meeting of the stockholders, which was not included in our Proxy Statement (if we do not have notice of the matter at least 45 days before the date on which we first mailed our proxy materials for the prior year's annual meeting of the stockholders or within a reasonable time before we first mail our proxy statement if the date of our annual meeting has changed by more than 30 days from the prior year). In addition, we may also use discretionary voting authority if we receive timely notice of such matter (as described in the preceding sentence) and if, in the Proxy Statement, we describe the nature of such matter and how we intend to exercise our discretion to vote on it. Accordingly, for our 2004 annual meeting of the stockholders, any such notice currently must be submitted to us on or before April 28, 2004.

        The foregoing requirement is separate and apart from the SEC's requirements that a stockholder must meet in order to have a stockholder proposal included in our Proxy Statement. Stockholder proposals intended to be presented at our 2004 annual meeting of the stockholders currently must be received by us no later than February 12, 2004, in order to be eligible for inclusion in our Proxy Statement and the form of proxy relating to that meeting. If the date of our 2004 annual meeting has changed by more than 30 days from this years meeting then a stockholder proposal must be received within a reasonable time before we first mail our Proxy Statement.

        Any stockholder who intends to present a proposal at the annual meeting in the year 2004, or included a proposal in the proxy statement, must deliver the proposal to the Company at its principal executive offices shown on the first page of this Proxy Statement.

Matters Not Determined at Time of Solicitation

        The Board of Directors does not know of any matters, other than those referred to in the accompanying Notice for the Meeting, to be presented at the meeting for action by the Stockholders. However, if any other matters are properly brought before the meeting or any adjournments thereof, it is intended that votes will be cast with respect to such matters, pursuant to the proxies, in accordance with the best judgment of the person acting under the proxies.

2002 Annual Report

        On March 28, 2003, the Company filed with the Securities and Exchange Commission its Annual Report on Form 10-K for the fiscal year ended December 31, 2002. Copies of the 2002 Form 10-K may be obtained without charge by writing to: WJ Communications, Inc., 401 River Oaks Parkway, San Jose, California 95134; Attention: Investor Relations.

BY ORDER OF THE BOARD OF DIRECTORS

Rainer N. Growitz
Secretary

San Jose, California
[                        ]

APPENDIX A

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
WJ COMMUNICATIONS

        WJ Communications, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

        FIRST:    The name of the corporation is WJ Communications, Inc.

        SECOND:    Pursuant to Section 242 of the Delaware General Corporation Law, this Certificate of Amendment amends the provisions of the Corporation's Certificate of Incorporation.

        THIRD:    The terms and provisions of this Certificate of Amendment (i) have been approved by the Board of Directors by resolution setting forth the amendment contained herein; and (ii) have been duly approved by the required number of shares of outstanding stock of the Corporation, in each case pursuant to and in accordance with Section 242 of the Delaware General Corporation Law.

        FOURTH:    Article IV of the Certificate of Incorporation of the Corporation shall be amended by adding Section 4 with respect to the Reverse Stock Split as set forth below:

        "Section 4. Without regard to any other provision of the Certificate of Incorporation of the Corporation, as the same may be amended from time to time, all the shares of Common Stock, par value $.01 per share, of the Corporation (the "Old Common Stock"), either issued and outstanding or held by the Corporation as treasury stock, as of the date of filing of this Certificate of Amendment of the Certificate of Incorporation (as amended or restated) with the Secretary of State of Delaware are hereby subject to a reverse stock split, whereby every [*] shares of Old Common Stock (including the number of shares of Common Stock issuable upon exercise or conversion of all issued and outstanding, options, warrants and convertible securities of every kind, including all options under the Corporation's 2000 Stock Incentive Plan, 2000 Non-Employee Director Stock Compensation Plan, 2001 Employee Stock Purchase Plan and the 2001 Employee Stock Incentive Plan) shall automatically and without any action on the part of the respective holders thereof, be reclassified, combined and converted into one share of Common Stock following the filing of this Certificate of Amendment (the "New Common Stock").

        Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock. In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of Old Common Stock shall be issued to the Company's transfer agent, as agent for the accounts of all holders of record of Old Common Stock otherwise entitled to have a fraction of a share issued to them. The sale of all of the fractional interests will be effected by the transfer agent as soon as practicable after the effective time of the filing of this Certificate of Amendment of the Certificate of Incorporation (as amended or restated) at the then prevailing prices of the New Common Stock on the open market. After such sale and upon the surrender of the stockholders' stock certificates, the transfer agent will pay to such holders of record their pro rata share of the total net proceeds derived from the sale of the fractional interests.

        Each stock certificate that, immediately prior to the effective time, represented shares of Old Common Stock shall, from and after the effective time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any fractional shares of New Common Stock as set forth above); provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any cash in lieu of fractional shares of New Common Stock to which such holder may be entitled pursuant to the immediately preceding paragraph. The New Common Stock issued in this exchange shall have the same rights, preferences and privileges as the Common Stock (as defined above)."

        FIFTH:    This Certificate of Amendment to the Certificate of Incorporation shall be effective as of the date on which it is accepted for filing by the Secretary of State of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Michael R. Farese, Ph.D., its President, and Rainer N. Growitz, its Secretary, this            day of                         , 2003.

WJ COMMUNICATIONS, INC.
	By:	Michael R. Farese, Ph.D. President and Chief Executive Officer
ATTEST:
Rainer N. Growitz, Secretary

* A vote FOR Proposal 2 includes approval of a Certificate of Amendment with the numbers two (2), three (3), four (4), five (5), six (6), seven (7), eight (8), nine (9) or ten (10) where indicated. In Proposal 2, our stockholders are requested to approve a resolution to amend our Certificate of Incorporation to effect a reverse stock split in each of the following ratios: one-for-two (1:2), one-for-three (1:3), one-for-four (1:4), one-for-five (1:5), one-for-six (1:6), one-for-seven (1:7), one-for-eight (1:8), one-for-nine (1:9), one-for-ten (1:10) and to authorize the Board to file or not to file any such Certificate with the Secretary of State of Delaware in its discretion.

APPENDIX B

AMENDED AND RESTATED
WJ COMMUNICATIONS, INC.
2000 NON-EMPLOYEE DIRECTOR STOCK
COMPENSATION PLAN

  Section 1.    Purpose

        The purposes of the Plan are to assist the Company in (a) promoting a greater identity of interests between the Company's non-employee directors and its stockholders, and (b) attracting and retaining directors by affording them an opportunity to share in the future successes of the Company.

  Section 2.    Effectiveness of Plan

        The Plan shall become effective on May 30, 2003 (the "Plan Amendment Date").

  Section 3.    Definitions

  "Award" shall mean an award of Common Stock or stock options as contemplated by Sections 7 and 8 of the Plan.

  "Annual Audit Chair Fee" shall have the meaning set forth in Section 7(d).

  "Annual Audit Committee Fee" shall have the meaning set forth in Section 7(e).

  "Annual Cash Award" shall have the meaning set forth in Section 7(c).

  "Beneficiary" shall have the meaning set forth in Section 8(f).

  "Board" shall mean the Board of Directors of the Company.

  "Business Combination" shall have the meaning set forth in Section 13(b).

  "Cash Account" shall have the meaning set forth in Section 8(a).

  "Cash Deferral Election" shall have the meaning set forth in Section 8(a).

  "Cash Per-Meeting Fee" shall have the meaning set forth in Section 7(f).

  "Change in Control" shall have the meaning set forth in Section 13(b).

  "Change in Control Consideration" shall have the meaning set forth in Section 13(a).

  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

  "Committee" shall have the meaning set forth in Section 6.

  "Common Stock" shall mean the common stock, $.01 par value, of the Company.

  "Company" shall mean WJ Communications, Inc., a Delaware corporation.

  "Deferral Election" shall mean a Cash Deferral Election and or any amendment or rescission of a previous Deferral Election as contemplated by Sections 8(a).

  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

  "Fair Market Value" of a share of Common Stock shall mean, as of any given date, the closing bid price of the Common Stock as reported by The Nasdaq National Market on such date or, if there are no reported sales on such date, on the last day prior to such date on which there were sales of the Common Stock on The Nasdaq National Market or, if the Common Stock is not quoted on The Nasdaq National Market, the closing sale price of the Common Stock on any national securities exchange on which the Common Stock is listed on such date. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.

  "Fees" shall mean a Non-Employee Director's Annual Audit Chair Fee, Annual Audit Committee Fee, Per-Meeting Fee(s) and any additional annual fees for such Non-Employee Director's service as chairman of the Board or a committee thereof during the calendar year.

  "Fox Paine" shall have the meaning set forth in Section 13(b).

  "Incumbent Board" shall have the meaning set forth in Section 13(b).

  "Initial Option Award" shall have the meaning set forth in Section 7(a).

  "Non-Employee Director" shall mean each member of the Board who is not an employee of the Company; provided, however, that any director, officer, employee, partner or other affiliate of Fox Paine and/or its controlled affiliates who becomes a member of the Board shall not be deemed a Non-Employee Director for purposes of Section 7(a) following the Plan Amendment Date.

  "Option Award" an Initial Option Award and/or a Re-election Option Award, as applicable.

  "Outstanding Company Common Stock" shall have the meaning set forth in Section 13(b).

  "Outstanding Common Voting Power" shall have the meaning set forth in Section 13(b).

  "Person" shall have the meaning set forth in Section 13(b).

  "Plan" shall mean the Amended and Restated WJ Communications, Inc. 2000 Non-Employee Director Stock Compensation Plan, as set forth herein and as hereinafter amended from time to time.

  "Plan Amendment Date" shall have the meaning set forth in Section 2.

  "Per-Meeting Fee" shall mean the Cash Per-Meeting Fee.

  "Re-election Option Award" shall have the meaning set forth in Section 7(b).

  "Service Year" shall have the meaning set forth in Section 7(c).

  Section 4.    Eligibility

        Each Non-Employee Director shall be eligible to participate in the Plan. Any Non-Employee Director who becomes an employee of the Company shall not thereafter be entitled to Awards under the Plan, but shall retain all existing Awards pursuant to the terms of the Plan.

  Section 5.    Shares Subject to the Plan

        The maximum number of shares of Common Stock which shall be reserved and available for use under the Plan shall be 800,000, subject to adjustment pursuant to Section 14 hereunder. The shares issued under the Plan may be authorized and unissued shares or may be treasury shares or both.

  Section 6.    Administration

        The Plan shall be administered by the Board or any committee thereof so designated by the Board (the "Committee"), which shall have full authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to take all such actions and make all such determinations in connection with the Plan as it may deem necessary or desirable.

  Section 7.    Compensation for Non-Employee Directors

        (a)    Initial Awards. To each Non-Employee Director who becomes a member of the Board of Directors after the Plan Amendment Date, the Company shall grant an option to purchase twenty-five thousand (25,000) shares of Common Stock (subject to adjustment as provided in Section 14) on the date of the commencement of his or her directorship (an "Initial Option Award").

        (b)    Re-election Awards. On the date of each annual meeting of stockholders at which a Non-Employee Director is re-elected to the Board, the Company shall grant such Non-Employee Director an option to purchase ten thousand (10,000) shares of Common Stock (subject to adjustment as provided in Section 14) (a "Re-election Option Award"). Any Re-election Option Award made pursuant to this paragraph is subject to the provisions set forth in Section 10.

        (c)    Annual Awards. The Company shall pay each Non-Employee Director Fifteen Thousand Dollars ($15,000) (the "Annual Cash Award"), payable in cash for every full year (or roughly equivalent period between annual stockholder meetings) in which he or she serves as a Non-Employee Director of the Company (a "Service Year"). The Annual Cash Award shall become payable quarterly in four equal installments beginning on the date on which the annual meeting of stockholders is held. In the event that a Non-Employee Director's directorship is terminated before the completion of a full Service Year, the Annual Cash Award fee shall be prorated according to the time served on the Board during such Service Year.

        (d)    Annual Audit Chair Fee. The Company shall pay each Non-Employee Director that serves as Chair of the Audit Committee Ten Thousand Dollars ($10,000) (the "Annual Audit Chair Fee"), payable in cash for every full Service Year in which he or she serves as Chairman of the Audit Committee of the Company. The Annual Audit Chair Fee shall become payable quarterly in four equal installments beginning on the date on which the annual meeting of stockholders is held. In the event that a Non-Employee Director's chairmanship is terminated before the completion of a full Service Year, the Annual Audit Chair Fee shall be prorated according to the time served on the Audit Committee during such Service Year, in accordance with the procedures established by the Committee.

        (e)    Annual Audit Committee Fee. The Company shall pay each Non-Employee Director, that serves as a member of the Audit Committee Five Thousand Dollars ($5,000) (the "Annual Audit Committee Fee"), payable in cash for every full Service Year in which he or she serves as a member of the Audit Committee of the Company. The Chairman of the Audit Committee is not eligible for the Annual Audit Committee Fee. The Annual Audit Committee Fee shall become payable quarterly in four equal installments beginning on the date on which the annual meeting of stockholders is held. In the event that a Non-Employee Director's directorship is terminated before the completion of a full Service Year, the Annual Audit Committee Fee shall be prorated according to the time served on the Audit Committee during such Service Year, in accordance with the procedures established by the Committee.

        (f)    Per-Meeting Fee. The Company shall pay each Non-Employee Director One Thousand Dollars ($1,000) in cash (the "Cash Per-Meeting Fee") for each meeting of the Board or any committee thereof at which he or she is in attendance, except if there are multiple meetings on the same day in which case the maximum payment will be One Thousand Dollars ($1,000) in cash.

  Section 8.    Deferral Elections

        (a)    Cash Deferral Elections. Each Non-Employee Director may irrevocably elect annually to defer receiving all or any portion of any Cash Per-Meeting Fee or Annual Cash Award payable to the same (a "Cash Deferral Election"). A Non-Employee Director who makes a Cash Deferral Election shall have such deferred cash credited to a "Cash Account" maintained by the Company. Amounts credited to a Cash Account shall accrue interest (credited to such Cash Account monthly) at the prime rate as published in the Wall Street Journal on the date of such credit.

        (b)    Amount and Timing of Deferral Elections. Deferral Elections shall be made in multiples of 25% of the Fee or Award to which such Deferral Election applies. The Deferral Election shall be in writing and delivered to the Secretary of the Company on or prior to December 31 of the calendar year immediately preceding the calendar year in which the applicable Fees are to be earned or the applicable Award is to be granted; provided, however, that a New Director may make a Deferral Election during the 30-day period immediately following the commencement of his or her directorship; provided, further that Non-Employee Directors may make Deferral Elections for the year 2003 at any time prior to the Plan Amendment Date. A Deferral Election, once made, shall be irrevocable for the calendar year with respect to which it is made and shall remain in effect for future calendar years unless modified or revoked by a subsequent Deferral Election made in accordance with the provisions hereof.

        (d)    Commencement of Distributions. Except as otherwise provided in Section 8(e) or 13, cash in a Non-Employee Director's Cash Account shall become distributable as soon as practicable following the date of the termination of the Non-Employee Director's directorship.

        (e)    Manner of Distributions. In his or her Deferral Election, each Non-Employee Director shall elect to receive distributions from his or her Cash Account either in a single distribution or in two (2) to fifteen (15) substantially equal annual distributions. In the event of a Non-Employee Director's death, distribution of the remaining cash in such Non-Employee Director's Cash Account will be made to the Non-Employee Director's Beneficiary in a single distribution as soon as practicable following such Non-Employee Director's death.

        (f)    Designation of Beneficiary. At the discretion of the Committee, subject to the following sentence, each Non-Employee Director or former Non-Employee Director entitled to a distribution from a Cash Account hereunder from time to time may designate any beneficiary or beneficiaries (who may be designated concurrently, contingently or successively) to whom any such cash are to be distributed in case of the Non-Employee Director's or former Non-Employee Director's death (each, a "Beneficiary"). Unless the Committee shall determine to the contrary, a Beneficiary shall be none other than any child, sibling, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, sister-in-law or brother-in-law, including adoptive relationships, of the Non-Employee Director. Reference in this Plan to a Non-Employee Director's or former Non-Employee Director's Beneficiary at any date shall include such persons designated as concurrent Beneficiaries on the Non-Employee Director's or former Non-Employee Director's beneficiary designation form then in effect. Each designation will revoke all prior designations by the Non-Employee Director or former Non-Employee Director, and shall be in a form prescribed by the Company, and will be effective only when filed by the Non-Employee Director or former Non-Employee Director, during his or her lifetime, in writing with the Secretary of the Company. In the absence of any such designation, any cash remaining in a Non-Employee Director's or former Non-Employee Director's Cash Account at the time of his or her death shall be distributed to such Non-Employee Director's or former Non-Employee Director's estate in a single distribution.

  Section 9.    Reimbursement of Expenses

        The Company shall reimburse reasonable, out-of-pocket expenses of the Non-Employee Directors, incurred in attending meetings of the Board or any committee thereof.

  Section 10.  Terms of Options Granted to Non-Employee Directors

        (a)    Option Price. The exercise price per share of the shares of Common Stock subject to an Initial Option Award shall equal 100% of the Fair Market Value of a share of Common Stock on the date of the commencement of such Non-Employee Director's directorship. The exercise price per share of the shares of Common Stock subject to a Re-election Option Award shall equal 100% of the Fair Market Value of a share of Common Stock on the date on which such Non-Employee Director was reelected to the Board.

        (b)    Vesting. Subject to Section 13(a), options granted pursuant to this Plan shall become exercisable in cumulative annual installments of 25% on each of the first, second, third and fourth anniversaries of the date of the grant of the option.

        (c)    Limitations on Exercise of Options. No option granted to a Non-Employee Director may be exercised to any extent by anyone after the first to occur of the following events:

          (i)    the expiration of twelve (12) months from the date of the Non-Employee Director's death;

          (ii)   the expiration of twelve (12) months from the date of the Non-Employee Director's termination of directorship by reason of his permanent or total disability (within the meaning of Section 22(e)(3) of the Code);

          (iii)  the expiration of three (3) months from the date of the Non-Employee Director's termination of directorship for any reason other than his or her permanent or total disability or death, unless he or she dies within said three-month period in which case the relevant date shall be the expiration of twelve (12) months from the date of the Non-Employee Director's termination of directorship; or

          (iv)  the expiration often ten (10) years from the date the option was granted.

        (d)    No portion of an option which is unvested and unexercisable under Section 10 (b) at termination of directorship shall thereafter become exercisable. Any vested option not exercised within the periods set forth in Section 10 (c) shall be forfeited on the last day of such period.

  Section 11.  Transferability

        No interest in a Cash Account or Option Award received pursuant to this Plan shall be transferable by a Non-Employee Director other than (a) by will or by the laws of descent and distribution or (b) in the Committee's discretion, pursuant to a written beneficiary designation to a member of such Non-Employee Director's Beneficiary pursuant to Sections 8(e) and (f).

  Section 12.  Amendment and Termination

        The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of a Non-Employee Director under any Award theretofore granted or under a Cash Account without such person's consent. In addition, no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law or stock exchange or automated quotation system rule.

        The Board or the Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder's consent.

        Notwithstanding the foregoing, the Board shall have authority to amend the Plan and the terms of an Award to take into account changes in law and tax and accounting rules as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules, without stockholder approval.

  Section 13.  Effect of Change in Control

        (a)    Notwithstanding any other provision of the Plan to the contrary, immediately prior to (but contingent upon the closing of) a Change in Control, (i) to the extent unexercised, all outstanding options granted pursuant to the Plan shall be fully vested and exercisable and, in the Committee's sole discretion, exercisable, at the Committee's option, for either (1) the Change in Control Consideration, net of the exercise price of such options, multiplied by the number of such options, or (2) cash equal to the Change in Control Consideration, net of the exercise price of such options, multiplied by the number of such options; and (ii) the balance in any Cash Account shall be transferred or distributed as soon as practicable to the Non-Employee Director.

        (b)    For the purposes of this Plan, "Change in Control" shall mean the happening of any of the following events:

          (i)    the acquisition by any individual, entity or group (within the meaning of Section 12(d)(3) or 13(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of both (A) 30% or more of either (1) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Power") and (B) more than the Outstanding Company Common Stock or the Outstanding Company Voting Power owned or controlled directly or indirectly by Fox Paine Capital, LLC and/or its controlled affiliates (collectively, "Fox Paine"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 13(b); or

          (ii)   the individuals who, as of the Plan Amendment Date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Plan Amendment Date of the Plan whose election, or nomination for election by the Company's stockholders, was approved by Fox Paine at a time when such entity controlled at least a majority of the Outstanding Company Voting Power or by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (iii)  the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination: (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Power immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries), (2) upon the consummation of the Business Combination, no Person (excluding Fox Paine or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, (a) 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation and (b) more than the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation owned or controlled directly or indirectly by Fox Paine (except to the extent that such person had such ownership of the Outstanding Company Common Stock or Outstanding Company Voting Power immediately prior to the Business Combination), and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (iv)  the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

  Section 14.  Adjustments Upon Changes in Capitalization

        In the event of any change in corporate capitalization, such as a stock split or stock dividend, or an extraordinary corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments to reflect such change or transaction in (a) the aggregate number and class of shares reserved for issuance under the Plan, (b) the number, kind or price of shares or other property subject to other outstanding Awards granted under the Plan, (c) the number of shares subject to the options to be granted under Section 7, (d) such other equitable manner, in each case, as the Committee or Board may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number.

  Section 15.  Duration of Plan

        Unless earlier terminated pursuant to Section 12 hereof, this Plan shall automatically terminate on, and no grants, awards or elections may be made after the tenth (10th) anniversary of the Plan Amendment Date, other than the receipt of Common Stock under Section 7 for Fees earned or Awards granted prior to such date and the payment from Cash Accounts as applicable, deferred prior to such date.

  Section 16.  Pro Rata Grants

        Notwithstanding anything in the Plan to the contrary, in the event that, on any particular date, the number of shares of Common Stock available for Option Awards under the Plan is insufficient to accommodate all Option Awards, then such shares of Common Stock shall be allocated in the following order: (i) all Non-Employee Directors who have been granted an Option Award shall share ratably in the number of shares of Common Stock available for such grant under the Plan. With respect to any Awards that have not been paid in shares of Common Stock shall be paid in cash or credited to such Non-Employee Director's Cash Account in accordance with his or her Deferral Election, as applicable.

  Section 17.  Governing Law

        The Plan and all Awards made and actions taken hereunder or thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

  Section 18.  Unfunded Plan

        The Plan is intended to constitute an unfunded plan for the compensation of Directors, and the rights of Directors with respect to the Cash Accounts or the Plan shall be those of general creditors of the Company. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments, so long as the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

APPENDIX C

SECOND AMENDMENT TO
WJ COMMUNICATIONS, INC.
2000 STOCK INCENTIVE PLAN

        This Second Amendment to the WJ Communications, Inc. (the "Company") 2000 Stock Incentive Plan, as amended (the "Stock Incentive Plan"), is made pursuant to Section 10 of the Stock Incentive Plan.

        The section of the Stock Incentive Plan, titled "Section 2. Administration," is hereby amended to add the following paragraph to the end thereof:

        "If the Company is a "publicly held corporation" within the meaning of Section 162(m) of the Code ("162(m)"), the Board may establish a Committee of "outside directors" within the meaning of 162(m) to approve the grant of any option which might reasonably be anticipated to result in the payment of employee remuneration deductible for income tax purposes pursuant to 162(m). Such Committee shall ensure that at any such time the Company meets the definition of a "publicly held corporation" under Section 162(m), no employee or prospective employee shall be granted one or more options within any fiscal year of the Company which in the aggregate are for the purchase of more than 3,000,0001 shares (the "162(m) Grant Limit"), subject to the adjustment provisions set forth in Section 3 below. An option which is canceled in the same fiscal year of the Company in which it was granted shall continue to be counted against the 162(m) Grant Limit for such period."

        The final paragraph of the section of the Stock Incentive Plan titled "Section 3. Common Stock Subject To Plan" is hereby amended and restated in its entirety and shall read as follows:

        "In the event of any merger, reorganization, consolidation, recapitalization, spinoff, stock dividend, stock split, reverse stock split, extraordinary distribution with respect to the Common Stock or other change in corporate structure affecting the Common Stock, the Committee or the Board may make such substitution or adjustment in the aggregate number and kind of shares or other property subject to the 162(m) Grant Limit, in the aggregate number and kind of shares or other property reserved for issuance under the Plan, in the number, kind and exercise price of shares or other property subject to outstanding Stock Options and Stock Appreciation Rights, in the number and kind of shares or other property subject to Restricted Stock Awards, and/or such other equitable substitution or adjustments as it may determine to be fair and appropriate in its sole discretion; PROVIDED, HOWEVER, that the number of shares of common stock subject to an Award shall always be a whole number. Any such adjusted exercise price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option."

        All other terms and conditions of the Stock Incentive Plan remain in full force and effect. The Second Amendment to the Stock Incentive Plan was approved by the Board of Directors on May 29, 2003 and submitted to the Company's stockholders for approval in connection with the Company's 2003 annual meeting.

1
The limitation of 3,000,000 shares excludes any adjustment that may be required resulting from stockholder approval and Board of Directors implementation of a reverse stock split pursuant to Proposal 2 of the Company's Proxy Statement for its 2003 annual meeting.

Appendix D

WJ COMMUNICATIONS, INC.
401 River Oaks Parkway
San Jose, California 95134

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Michael R. Farese Ph.D. and Rainer N. Growitz, and each of them, as Proxy, with the power to appoint his or their substitutes, and hereby authorizes each of them to represent and to vote as designated below all shares of Common Stock of WJ Communications, Inc. held of record by the undersigned on May 23, 2003 at the Annual Meeting of Stockholders to be held on July 15, 2003, or at any adjournment or postponement thereof, with the same authority as if the undersigned were personally present.

(DATE AND SIGN ON REVERSE SIDE)

/*\ FOLD AND DETACH HERE /*\

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.	☒	Please mark your votes as indicated in this example

1. ELECTION OF DIRECTORS:						FOR	AGAINST	ABSTAIN
01 Michael R. Farese Ph.D., 02 W. Dexter Paine, III, 03 Wray T. Thorn, 04 Charles E. Robinson, 05 Robert N. Lowe, Jr., 06 J. Thomas Bentley, 07 Bruce W. Diamond, 08 Stavro E. Prodromou, Ph.D., 09 Dag F. Wittusen				2.	APPROVAL OF AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AT A RATIO RANGING FROM ONE-FOR-TWO TO ONE-FOR-TEN.	☐	☐	☐
☐	FOR all nominees listed below (except as marked to the contrary)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	3.	APPROVAL OF AMENDMENT AND RESTATEMENT TO THE COMPANY'S 2000 NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN.	☐	☐	☐
(INSTRUCTIONS:		To withhold authority to vote for any individual nominee, write the name(s) of the nominee(s) on the line below)		4.	APPROVAL OF AMENDMENT TO THE COMPANY'S 2000 STOCK INCENTIVE PLAN TO ADD STOCK OPTION GRANT LIMITATIONS.	☐	☐	☐
				5.	TO RATIFY DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.	☐	☐	☐

6.	In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5.
Please sign exactly as name (or names) appear(s) below. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, parent or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.
Signature	Signature if held jointly	Date:	, 2003
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 15, 2003
ANNUAL MEETING OF STOCKHOLDERS July 15, 2003
VOTING INFORMATION
PROPOSAL 1 ELECTION OF DIRECTORS
DIRECTOR COMPENSATION
PROPOSAL 2 APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AT A RATIO RANGING FROM ONE-FOR-TWO TO ONE-FOR-TEN
PROPOSAL 3 APPROVAL OF OUR AMENDED AND RESTATED NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN.
PROPOSAL 4 APPROVAL OF AMENDMENT TO THE 2000 STOCK INCENTIVE PLAN TO ADD STOCK OPTION GRANT LIMITATIONS.
PROPOSAL 5 RATIFICATION OF INDEPENDENT AUDITORS
MANAGEMENT
PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT
COMPENSATION OF EXECUTIVE OFFICERS
CERTAIN TRANSACTIONS
THE COMPENSATION COMMITTEE REPORT
THE AUDIT COMMITTEE REPORT
AUDIT AND RELATED FEES
STOCK PRICE PERFORMANCE
OTHER MATTERS
APPENDIX A CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION OF WJ COMMUNICATIONS
APPENDIX B AMENDED AND RESTATED WJ COMMUNICATIONS, INC. 2000 NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN
APPENDIX C SECOND AMENDMENT TO WJ COMMUNICATIONS, INC. 2000 STOCK INCENTIVE PLAN
APPENDIX D FORM OF PROXY CARD